                                                                     Exhibit 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                      WHITE ELECTRONIC DESIGNS CORPORATION,


                            IDS REORGANIZATION CORP.,


                                       AND


                          INTERFACE DATA SYSTEMS, INC.,



                                   DATED AS OF


                                JANUARY 22, 2003
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                                TABLE OF CONTENTS

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                                                                                                      PAGE
ARTICLE 1                 DEFINITIONS...............................................................    1

ARTICLE 2                 THE MERGER; CLOSING.......................................................    7

           2.1       The Merger.....................................................................    7

           2.2       Effect of the Merger...........................................................    7

           2.3       Consummation of the Merger.....................................................    8

           2.4       Articles of Incorporation and Bylaws; Directors and Officers...................    8

           2.5       Purchase Price and Conversion of the Company Common Stock......................    8

           2.6       Escrow.........................................................................   11

           2.7       Closing........................................................................   11

           2.8       Surrender of Certificates......................................................   11

           2.9       Taking of Necessary Action; Further Action.....................................   11

ARTICLE 3                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................   12

           3.1       Organization of the Company....................................................   12

           3.2       Authorization..................................................................   12

           3.3       No Violation; Consents.........................................................   12

           3.4       Capitalization.................................................................   13

           3.5       Financial Statements...........................................................   14

           3.6       No Change in the Assets........................................................   14

           3.7       No Liabilities.................................................................   15

           3.8       Assets; Absence of Encumbrances................................................   16

           3.9       Title to Assets................................................................   16

           3.10      Real Property and Real Property Leases.........................................   16

           3.11      Accounts Receivable............................................................   18

           3.12      Inventory......................................................................   19

           3.13      Contracts and Commitments......................................................   19

           3.14      Books and Records..............................................................   20

           3.15      Litigation.....................................................................   20

           3.16      Labor Matters..................................................................   20

           3.17      Compliance with Law; Permits...................................................   21

           3.18      Tax Matters....................................................................   21
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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           3.19      Employee Benefits..............................................................   23

           3.20      Environmental..................................................................   25

           3.21      Insurance......................................................................   28

           3.22      Affiliate Transactions.........................................................   28

           3.23      No Brokers.....................................................................   29

           3.24      Disclosure.....................................................................   29

           3.25      Customers......................................................................   29

           3.26      Suppliers......................................................................   29

           3.27      Product Warranties.............................................................   30

           3.28      Patents and Trademarks.........................................................   30

           3.29      Absence of Questionable Payments...............................................   30

           3.30      Subsidies......................................................................   31

           3.31      Backlog........................................................................   31

           3.32      Disadvantaged Business Accounts................................................   31

           3.33      Foreign Operations.............................................................   31

ARTICLE 4                 REPRESENTATIONS AND WARRANTIES OF ACQUIROR................................   31

           4.1       Corporate Status; Authorization, etc...........................................   31

           4.2       No Conflicts, etc..............................................................   32

           4.3       Tax Matters....................................................................   32

           4.4       Acquiror Reports...............................................................   32

           4.5       Acquiror Common Stock..........................................................   32

ARTICLE 5                 CONDUCT OF BUSINESS PENDING THE MERGER....................................   32

           5.1       Conduct of Business............................................................   32

ARTICLE 6                 ADDITIONAL AGREEMENTS.....................................................   34

           6.1       Voting Agreement...............................................................   34

           6.2       Consulting and Employment Agreements...........................................   34

           6.3       IDS Employees..................................................................   35

           6.4       Release of Personal Guarantees.................................................   35

           6.5       Fees and Expenses..............................................................   35

           6.6       Amendments to IDS Plan.........................................................   35
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                                      -ii-
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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           6.7       Further Assurances.............................................................   35

           6.8       Compliance with Covenants......................................................   36

           6.9       Access to Information..........................................................   36

           6.10      Notification of Certain Matters................................................   36

           6.11      Confidentiality; Public Disclosure.............................................   36

           6.12      No Other Discussions...........................................................   36

           6.13      Trading in Acquiror Common Stock...............................................   37

           6.14      Phase I Environmental Assessments..............................................   37

           6.15      Title Policies.................................................................   37

           6.16      Surveys........................................................................   37

           6.17      Indemnification and Release Agreement..........................................   38

ARTICLE 7                 CONDITIONS PRECEDENT......................................................   38

           7.1       Conditions to Obligations of Each Party To Effect the Merger...................   38

           7.2       Conditions to Obligations of Acquiror and the Merger Sub.......................   38

           7.3       Conditions to Obligations of the Company.......................................   40

ARTICLE 8                 REGISTRATION RIGHTS.......................................................   41

           8.1       Indemnification and Release Agreement..........................................   41

ARTICLE 9                 NON-COMPETITION...........................................................   41

           9.1       Non-Competition................................................................   41

           9.2       Non-Solicitation of Employees..................................................   43

           9.3       Non-Solicitation of Customers..................................................   43

           9.4       Acknowledgement as to Reasonableness of Restrictions...........................   44

           9.5       Remedies; Enforceability.......................................................   44

ARTICLE 10                INDEMNIFICATION...........................................................   44

           10.1      Indemnification and Release Agreement..........................................   44

ARTICLE 11                TERMINATION...............................................................   45

           11.1      Termination....................................................................   45

           11.2      Effect of Termination..........................................................   45

ARTICLE 12                MISCELLANEOUS.............................................................   46

           12.1      Certain Tax Matters............................................................   46
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                                     -iii-
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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           12.2      Cooperation and Records Retention..............................................   46

           12.3      Expenses.......................................................................   46

           12.4      Severability...................................................................   46

           12.5      Notices........................................................................   46

           12.6      Headings.......................................................................   47

           12.7       Dispute Resolution............................................................   47

           12.8      Entire Agreement...............................................................   48

           12.9      Counterparts...................................................................   48

           12.10     Governing Law, etc.............................................................   48

           12.11     Binding Effect.................................................................   49
           12.12     Assignment.....................................................................   49

           12.13     No Third Party Beneficiaries...................................................   49

           12.14     Amendment; Waivers, etc........................................................   49
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                                      -iv-
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
SCHEDULE                                                      SCHEDULE NO.
---------------------------------------                   --------------------
Subsidiaries                                                     3.1(b)
Consents                                                           3.3
Capitalization                                                     3.4
Financial Statements                                               3.5
No Changes in Assets                                               3.6
No Liabilities                                                     3.7
Encumbrances on Assets                                             3.8
Title to Assets                                                    3.9
Real Property                                                    3.10(a)
Exceptions to Title                                              3.10(b)
Leases                                                           3.10(g)
Exceptions to Leases                                             3.10(h)
Accounts Receivable                                               3.11
Inventory                                                         3.12
Contracts                                                         3.13
Litigation                                                        3.15
Employees                                                        3.16(a)
Key Employees                                                    3.16(b)
Permits                                                           3.17
Filing of Tax Returns                                            3.18(a)
Tax Jurisdictions                                                3.18(b)
General Tax Matters                                              3.18(c)
Tax Attributes                                                   3.18(d)
Tax Returns                                                      3.18(e)
Employee Benefits                                                 3.19
Environmental                                                     3.20
Insurance                                                         3.21
Affiliate Transactions                                            3.22
Brokers                                                           3.23
Customers                                                         3.25
Suppliers                                                         3.26
Warranties                                                        3.27
Intellectual Property                                             3.28
Subsidies                                                         3.30
Backlog                                                           3.31
Disadvantaged Business Accounts                                   3.32
Foreign Operations                                                3.33
Release of Personal Guarantees                                     6.4
Shareholders                                                       9.1
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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                                    EXHIBITS

             Exhibit A                      Plan of Merger

             Exhibit B                      Surviving Corporation Bylaws

             Exhibit C                      Escrow Agreement

             Exhibit D                      Voting Agreement

             Exhibit E                      M. Samaravijaya Consulting Agreement

             Exhibit F                      S. Samaravijaya Consulting Agreement

             Exhibit G                      Parkinson Employment Agreement

             Exhibit H                      Indemnification and Release Agreement

             Exhibit I                      Opinion of IDS Counsel

                      AGREEMENT AND PLAN OF REORGANIZATION


      This Agreement and Plan of Reorganization (the "Agreement") is made as of January 22, 2003, by and among White Electronic Designs Corporation, an Indiana corporation ("Acquiror"), IDS Reorganization Corp., an Arizona corporation ("Merger Sub"), which is a wholly-owned subsidiary of Acquiror, and Interface Data Systems, Inc., an Arizona corporation (the "Company").

                                    RECITALS:

      A. The respective Boards of Directors of Acquiror, Merger Sub, and the Company have approved the acquisition of the Company by Acquiror on the terms and subject to the conditions set forth in this Agreement.

      B. The respective Boards of Directors of Acquiror, Merger Sub, and the Company have each approved the merger of Merger Sub into the Company, upon the terms and subject to the conditions set forth in this Agreement.

      C. Acquiror has caused the formation of the Merger Sub for the purpose of accomplishing a reverse triangular merger with the Company.

      D. The parties have determined that it is in their respective best interests to merge the Merger Sub with and into the Company (the "Merger") and to undertake such other actions described herein, all on the terms and subject to the conditions set forth in this Agreement.

                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises, representations, and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

      The terms defined in this Article 1, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

            Acquiror: as defined in the preamble of this Agreement.

            Acquiror Common Stock: as defined in Section 2.5(a).

            Acquiror Common Stock Payment: as defined in Section 2.5(c)(i).

            Actions: as defined in Section 3.15.

            Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

            Aggregate Acquiror Common Stock Payment: as defined in Section 2.5(c)(ii).

            Agreement: this Agreement, including the Schedules and Exhibits hereto.

            Applicable Law: all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards, and decrees of or agreements with any Governmental Authority, in each case as in effect during the applicable time until the Closing.

            Arizona Law: as defined in Section 2.1.

            Articles of Merger: as defined in Section 2.3.

            Audited Financial Statements: as defined in Section 3.5.

            Average Exercise Price: as defined in Section 2.5(c)(iii).

            Balance Sheet Date: as defined in Section 3.5.

            Business: as defined in Section 9.1(c).

            Business Day: shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Phoenix, Arizona are authorized or required to close.

            Business Territory: as defined in Section 9.1.

            Cash Payment: as defined in Section 2.5(c)(iv).

            CERCLA: as defined in Section 3.20(a)(ii).

            Closing: as defined in Section 2.7.

            Code: as defined in Section 3.19(a).

            Commission: means the Securities and Exchange Commission.

            Common Equivalents: as defined in Section 3.4.

            Company: as defined in the preamble of this Agreement.

            Company Certificates: as defined in Section 2.8.

            Company Common Stock: as defined in Section 2.5(a).

            Company Share Price: as defined in Section 2.5(c)(v).

            Compete: as defined in Section 9.1(a).

            Competing Products: as defined in Section 9.1(c).

            Competing Transaction: as defined in Section 6.12.

            Consent: any consent, approval, authorization, waiver, permit, grant, franchise, concession, license, exemption, or order of, registration, certificate, declaration, or filing with, or report or notice to, any Person, including but not limited to any Government Authority.

            Constituent Corporations: as defined in Section 2.2.

            Consultant: as defined in Section 6.14.

            Contract: any agreement, contract, note, bond, mortgage, indenture, loan, evidence of indebtedness, lease, sublease, permit, purchase order, letter of credit, franchise agreement, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which the Company is a party or is bound to which its assets or properties are subject, whether written or oral.

            Convertible Securities: as defined in Section 3.4.

            Customer Non-Solicitation Period: as defined in Section 9.3.

            Disadvantaged Business Accounts: as defined in Section 3.32.

            Effective Time: as defined in Section 2.3.

            Employee Non-Solicitation Period: as defined in Section 9.2.

            Employee Benefit Plans: as defined in Section 3.19.

            Encumbrance: any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

            Environmental Approvals: as defined in Section 3.20(b)(ii).

            Environmental Claim: as defined in Section 3.20(a)(i).

            Environmental Condition: as defined in Section 6.14.

            Environmental Laws: as defined in Section 3.20(a)(ii).

            ERISA: as defined in Section 3.19(a).

            Escrow Agreement: as defined in Section 2.6.

            Escrowed Shares: as defined in Section 2.5(c)(vi).

            Exchange Agent: as defined in Section 2.8.

            Exchange Ratio: as defined in Section 2.5(c)(vii).

            Facilities: all the buildings, offices, maintenance and storage facilities, shops, plants, warehouses, improvements and other structures, together with all related fixtures, located at or on the real property and having the following addresses: 3333 W. Flower St., Phoenix, AZ 85017 and 539 Industrial Mile Rd., Columbus, OH 43228.

            Financial Statements: as defined in Section 3.5.

            GAAP: generally accepted accounting principles as in effect in the United States of America from time to time applied on a consistent basis as of the date of any application thereof.

            Governmental Approval: any Consent of, with, or from any Governmental Authority.

            Governmental Authority: any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission, or instrumentality of the United States or any other country, any State of the United States or any other country, or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction.

            Group: as defined in Section 3.18(c)

            Hazardous Material: as defined in Section 3.20(a)(iii)

            IDS Plan: as defined in Section 2.5(b).

            Inventory: All of the Company's inventory held for resale and all of the Company's new repair or replacement parts, supplies and packaging items and similar items, in each case wherever the same may be located.

            IRS: the Internal Revenue Service.

            Key Employees: as defined in Section 3.16.

            knowledge: means the knowledge of each of the officers of the Company, including Mahasen Samaravijaya, Sandra Samaravijaya, and Wayne Parkinson, after their reasonable investigation of each matter.

            Leased Premises: as defined in Section 3.10(g).

            Leases: as defined in Section 3.10(g).

            Lien: any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

            Material Adverse Change: means any event, occurrence, fact, condition, change, or effect that individually or in the aggregate with similar events, occurrences, facts, conditions, changes, or effects will or can reasonably be expected to result in a cost, expense, charge, liability, loss of revenue, or diminution in value equal to or greater than $250,000.

            Material Adverse Effect: means any event, occurrence, fact, condition, change, or effect that individually or in the aggregate with similar events, occurrences, facts, conditions, changes, or effects will or can reasonably be expected to result in a cost, expense, charge, liability, loss of revenue, or diminution in value equal to or greater than $50,000.

            Merger: as defined in the Recitals.

            Merger Sub: as defined in the preamble of this Agreement.

            Non-Competition Period: as defined in Section 9.1.

            Order: as defined in Section 3.20(b)(iii).

            OSHA: as defined in Section 3.20(a)(ii).

            Outstanding Company Shares: as defined in Section 2.5(c)(viii).

            Permits: all licenses, permits, franchises, approvals, notifications, authorizations, consents or orders of, or filings with, any governmental agency or authority, whether foreign, federal, state or local, or any other person, necessary for the present or Company's presently anticipated conduct of, or relating to the operation of, the Company, its business or assets.

            Permitted Liens: (a) Liens reserved against in the Financial Statements, to the extent so reserved, (b) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, or (c) Liens that, individually and in the aggregate, do not and would not materially detract from the value of any of Company's properties or assets or materially interfere with the use thereof as currently used or contemplated to be used or otherwise.

            Person: any natural person, firm, partnership, association, corporation, company, limited liability company, limited partnership, trust, business trust, Governmental Authority, or other entity.

            Phase I Assessments: as defined in Section 6.14.

            Plan of Merger: as defined in Section 2.3.

            Pre-Existing Environmental Condition: as defined in Section 3.20(a)(iv).

            Property: as defined in Section 3.20(a)(v).

            Purchase Price: means the total of: (a) the Acquiror Common Stock to be issued to the Shareholders in accordance with Section 2.5(a); (b) the Acquiror Common Stock to be issued upon conversion of the Convertible Securities in accordance with Section 2.5(b); and (c) the Cash Payment.

            RCRA: as defined in Section 3.20(a)(ii).

            Real Property: as defined in Section 3.10(a).

            Release: as defined in Section 3.20(a)(vi).

            Schedules: each of the schedules and exhibits attached to and made a part of this Agreement.

            Securities Act: means the Securities Act of 1933, as amended.

            Share Closing Price: as defined in Section 2.5(c)(ix).

            Shareholders: means the holders of all of the outstanding shares of the Company's capital stock.

            Shareholder Certificates: as defined in Section 2.8.

            Shareholder Representatives: as defined in Article V of the Indemnification and Release Agreement.

            Significant Shareholders: as defined in Section 9.1.

            Subsidiary: each corporation or other Person in which the Company owns or controls, directly or indirectly, capital stock or other equity interests or has the power to name a majority of the members of the board of directors or other governing body or otherwise direct the management or policies thereof.

            Surviving Corporation: as defined in Section 2.1.

            Tax or Taxes: any federal, state, provincial, local, foreign, or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, privilege, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, transfer, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, registration, withholding, estimated, or other similar tax, duty, or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not).

            Tax Return: any return, report, declaration, form, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            Title Company: as defined in Section 6.15.

            Transaction Expenses: as defined in Section 12.3.

            Unaudited Financial Statements: as defined in Section 3.5.

            Underlying Convertible Shares: as defined in Section 2.5(c)(x).

            Welfare Plan: as defined in Section 3.19(b).

                                   ARTICLE 2
                              THE MERGER; CLOSING

      In connection with the terms and conditions of this Agreement, Acquiror, Merger Sub, and the Company agree as follows:

      2.1 THE MERGER. At the Effective Time, in accordance with this Agreement and the Arizona Business Corporations Act ("Arizona Law"), Merger Sub shall be merged with and into Company, the separate existence of Merger Sub (except as such existence may be continued by operation of law) shall cease, and Company shall continue as the surviving corporation under the corporate name the Company possesses immediately prior to the Effective Time. Company, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation."

      2.2 EFFECT OF THE MERGER. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Merger Sub and Company (collectively the "Constituent Corporations"); all property, real, personal and mixed, and all accounts payable arising in the ordinary course of business and accrued expenses due on whatever account, and all debts, liabilities and duties due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the

Surviving Corporation without further act or deed as provided in Section 10-1106 of Arizona Law; and the Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations, in each case in accordance with Arizona Law.

      2.3 CONSUMMATION OF THE MERGER. As soon as is practicable after the satisfaction or waiver of the conditions set forth in Article 7, and in no event later than five business days after such satisfaction or waiver, the parties hereto will cause a plan of merger ("Plan of Merger") in the form attached hereto as Exhibit A, and articles of merger ("Articles of Merger") to be delivered to the Arizona Corporation Commission in accordance with Arizona Law. The Merger shall be effective at such time as such Plan of Merger and Articles of Merger are duly filed. The date and time when the Merger shall become effective is referred to as the "Effective Time."

      2.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. At the Effective Time, the Articles of Incorporation of Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of Surviving Corporation until thereafter amended as provided by Arizona Law and such Articles of Incorporation; provided, that as of the Effective Time, Company's Articles of Incorporation shall be amended substantially as set forth in Exhibit A to the Plan of Merger. The Bylaws of Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of Surviving Corporation until thereafter amended as provided by Arizona Law and such Bylaws; provided, that as of the Effective Time, Company's Bylaws shall be amended substantially as set forth in the form attached hereto as Exhibit B. The directors of the Merger Sub holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Merger Sub holding office immediately prior to the Effective Time shall be the officers (holding the same offices as they held with Merger Sub) of the Surviving Corporation immediately after the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      2.5   PURCHASE PRICE AND CONVERSION OF THE COMPANY COMMON STOCK.

            (a) At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Shareholders or the Company, the shares of Class A common stock, $.001 par value per share, and Class B common stock, no par value per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time shall each automatically be canceled and extinguished and converted into and become a right to receive in the aggregate (1) a number of newly issued shares of Acquiror common stock, $0.10 par value per share (the "Acquiror Common Stock") equal to the Acquiror Common Stock Payment; and (2) an amount of cash equal to the Cash Payment; provided, however, that each share of Company Common Stock that is held in the treasury of the Company, or by any subsidiary of the Company, prior to the Effective Time shall not be so converted but shall be canceled and retired, and no consideration shall be delivered in exchange therefor. For each Shareholder, all share amounts will be adjusted downward to the nearest whole number, and all cash amounts owed will be rounded up to the nearest cent. The Cash Payment and Acquiror Common Stock will be issued and delivered to the Shareholders as follows:

                  (i) the Cash Payment shall be delivered to a Shareholder Representative for the benefit of the Shareholders at the Closing pursuant to wire transfer instructions delivered to the Acquiror from a Shareholder Representative prior to the Closing;

                  (ii) the Escrowed Shares shall be delivered into an escrow at the Closing pursuant to Section 2.6 and will be held in escrow and delivered to the Shareholders one (1) year after the Closing in accordance with the terms of
Section 2.6; and

                  (iii) the number of shares of Acquiror Common Stock equal to the Aggregate Acquiror Common Stock Payment minus the Escrowed Shares will be delivered to the Shareholders at the Closing.

            (b) At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Shareholders or the Company, each of the Convertible Securities of the Company will be assumed by Acquiror, entitling the holder, upon exercise of each of the Convertible Securities, to acquire a number of newly issued shares of Acquiror Common Stock equal to the product of the number of shares of Company Common Stock subject to the Convertible Securities multiplied by the Exchange Ratio. The exercise price per share of Acquiror Common Stock under the Convertible Securities shall be the quotient of the exercise price per share of each of the Convertible Securities immediately prior to the Closing divided by the Exchange Ratio. The terms of the Convertible Securities in effect as of the date hereof will continue in effect following the Merger; provided, however, that (1) if any holder of stock options to acquire Company Common Stock is extended an offer of employment by the Surviving Corporation and is subsequently terminated without cause by the Surviving Corporation within one (1) year of the Closing Date, then the vesting period for such stock options shall automatically accelerate so that all of such options shall be fully vested on the date such person's employment is terminated by the Surviving Corporation; and (2) the Company may accelerate the options to acquire Company Common Stock held by Mahasen Samaravijaya, Sandra Samaravijaya and Wayne Parkinson between the date hereof and the Closing Date so that all of such options shall be fully vested upon execution of this Agreement. No fractional shares of Acquiror Common Stock will be issued. For each holder of Convertible Securities, all share amounts will be rounded down to the nearest whole share. The parties intend that the conversion of the Convertible Securities of the Company hereunder will meet the requirements of Section 424(a) of the Code and this Section 2.5(b) shall be interpreted consistent with such intention. Holders of Convertible Securities shall not be entitled to acquire Company Common Stock after the Effective Time. Prior to the Effective Time, the Company shall amend the terms of the documents governing such Convertible Securities, including the Interface Data Systems, Inc. 1995 Long-Term Incentive Plan (the "IDS Plan"), that are deemed necessary or appropriate by Acquiror to give effect to the transactions contemplated by this Section 2.5.

            (c) As used herein, the following terms shall be defined as follows:

                  (i) "Acquiror Common Stock Payment" shall be equal to the Aggregate Acquiror Common Stock Payment divided by the Outstanding Company Shares.

                  (ii) "Aggregate Acquiror Common Stock Payment" shall be equal to the following formula:

       [(Outstanding Company Shares x Company Share Price) - $9,000,000]
                                x Exchange Ratio

     ----------------------------------------------------------------------

                              Company Share Price

                  (iii) "Average Exercise Price" shall be equal to the weighted average exercise price for all Convertible Securities.

                  (iv) "Cash Payment" shall be equal to Nine Million Dollars ($9,000,000) divided by the Outstanding Company Shares.

                  (v) "Company Share Price" shall be equal to the following formula:

    ($18,000,000 + (Average Exercise Price x Underlying Convertible Shares))
             -----------------------------------------------------

           Outstanding Company Shares + Underlying Convertible Shares

                  (vi) "Escrowed Shares" shall be equal to $4,500,000 divided by the Share Closing Price.

                  (vii) "Exchange Ratio" shall be equal to Company Share Price divided by Share Closing Price.

                  (viii) "Outstanding Company Shares" shall be equal to the total number of shares of Company Common Stock outstanding as of the Closing Date.

                  (ix) "Share Closing Price" shall be equal to the average reported closing price for the Acquiror Common Stock on the Nasdaq National Market as reflected in the Western Edition of the Wall Street Journal starting October 31, 2002 and ending three trading days prior to the Closing Date.

                  (x) "Underlying Convertible Shares" shall be equal to the number of shares of Company Common Stock subject to the Convertible Securities as of the Closing Date.

            (d) In the event the Share Closing Price is lower than $5.50, either Acquiror or Company may elect to not close the Merger; provided, however, that if Acquiror elects not to close the Merger because the Share Closing Price is lower than $5.50, Acquiror will pay Company's reasonable Transaction Expenses incurred in connection with the transaction up to a maximum of One Hundred Thousand Dollars ($100,000.00).

            (e) All authorized shares of common stock, no par value per share, of Merger Sub, whether issued or unissued, outstanding, or reacquired, immediately prior to the Effective

Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

      2.6 ESCROW. At Closing, Acquiror, Merger Sub, Company, and an escrow agent, to be chosen by mutual agreement of the Parties, shall enter into an escrow agreement in substantially the form attached hereto as Exhibit C (the "Escrow Agreement"). The escrow agent will hold the Escrowed Shares in escrow as security to cover potential losses or other claims for which Acquiror is entitled to indemnification or recovery hereunder. For purposes of determining the number of shares Acquiror is entitled to withhold in connection with any potential indemnification or recovery pursuant to this Section 2.6, the value of each Escrowed Share shall be equal to the value of the Acquiror Common Stock based on the average trading price per share as quoted on the Nasdaq National Market as reflected in the Western Edition of the Wall Street Journal for the 30 trading days prior to the date such shares are withheld. Subject to any claims made by Acquiror, the Escrowed Shares will be released to Shareholders on the first anniversary of the Closing.

      2.7 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall occur as soon as each of the conditions to closing contained in Article 7 are fulfilled or waived at the offices of Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004, or at such other place and at such other time as the parties may mutually agree upon.

      2.8 SURRENDER OF CERTIFICATES. At the Closing, the Company shall cause the Shareholders to deliver to Acquiror each outstanding certificate or certificates representing collectively all of the issued and outstanding shares of the Company Common Stock (the "Company Certificates"). At the Closing, Acquiror shall (i) cause American Stock Transfer & Trust Company, the exchange agent appointed by Acquiror (the "Exchange Agent"), to issue certificates in the name of each Shareholder (the "Shareholder Certificates") for the Acquiror Common Stock issuable to the Shareholders upon conversion of the Company Common Stock as provided in Section 2.5 above or (ii) issue a letter to the Exchange Agent irrevocably instructing the Exchange Agent to issue the Shareholder Certificates within five (5) Business Days after the Closing. At the Closing, the Company Certificates will be canceled.

      2.9 TAKING OF NECESSARY ACTION; FURTHER ACTION. Acquiror and Merger Sub, on the one hand, and the Company, on the other hand, shall use all reasonable efforts to take all such actions (including without limitation actions to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such actions.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Acquiror that as of the date hereof and again at the Effective Time:

      3.1   ORGANIZATION OF THE COMPANY.

            (a) The Company and each of its Subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Applicable Law of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

            (b) Schedule 3.1(b) sets forth a list of all Subsidiaries of the Company and the Company's ownership percentage of all outstanding capital stock of such Subsidiaries. Except as listed in Schedule 3.1(b), the Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other securities of any other entity or any other investment in any other entity.

            (c) The Company is, and each of its Subsidiaries is or will be as of the Effective Time, duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

            (d) The Company has heretofore delivered to Acquiror accurate and complete copies of the articles of incorporation and bylaws, as currently in effect, of the Company. The Company shall deliver to Acquiror accurate and complete copies of the charter or articles of incorporation and bylaws (or other similar organizational and governing documents), as currently in effect, of each of its Subsidiaries.

      3.2 AUTHORIZATION. The Company has full power and authority (corporate, fiduciary or other) to enter into this Agreement, and to carry out the transactions contemplated hereby and thereby, and the board of directors, trustees, or any governing body or person of the Company and the Shareholders have taken all action required by law, its charter or other governing documents, as the case may be, or otherwise, to be taken by them to authorize the execution, delivery and performance of this Agreement, as the case may be, and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and when executed will be, the legal, valid and binding obligation of the Company or other parties thereto (other than Acquiror), enforceable against each of them in accordance with its terms.

      3.3 NO VIOLATION; CONSENTS. None of the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) violate any provision of the articles of incorporation or bylaws of the Company, (ii) except as set forth on Schedule 3.3, violate, result in a breach of, conflict with, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) or require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation with respect to, any Contract to which the Company is a party or by which any of the shares of Company Common Stock or any of the assets or properties of the Company are bound or affected, (iii) result in the creation or imposition of any

Encumbrance upon any of the shares of Company Common Stock or any property or assets of the Company under any Contract to which the Company is a party or by which the Company is bound or affected, or to which the property of the Company is subject, or (iv) violate, conflict with or result in the breach of any Applicable Law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which the Company, or any of its properties or assets are subject. Except as set forth on Schedule 3.3, no Governmental Approval or other Consent is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of the transactions contemplated by the Company herein and therein.

      3.4   CAPITALIZATION.

            (a) The authorized capital stock of the Company consists solely of 10,000,000 shares of Class A common stock, $.001 par value per share, of which 4,766,604 shares are issued and outstanding as of the date hereof, and 1,000,000 shares of Class B common stock, no par value per share, of which 5,000 shares are issued and outstanding as of the date hereof. The Company has the following convertible securities ("Convertible Securities") outstanding as of the date hereof: (i) a warrant to acquire 500,000 shares of Class A common stock; (ii) options to acquire 819,000 shares of Class A common stock; and (iii) options to acquire 573,500 shares of Class B common stock. In the aggregate, as of the date hereof, the Company has 6,664,104 common stock equivalent shares outstanding (the "Common Equivalents").

            (b) Schedule 3.4 sets forth the beneficial ownership of the outstanding shares of Company Common Stock as of the date hereof.

            (c) Schedule 3.4 sets forth the capitalization of the Company, including the name and address of each Shareholder and the certificate numbers of the certificates representing the shares of Company Common Stock held by each Shareholder, as of the Closing.

            (d) The shares of Company Common Stock are free and clear of all Encumbrances (other than a legend indicating only that the shares have not been registered under the Securities Act or any state securities act).

            (e) Except as set forth on Schedule 3.4, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Neither the Company nor, to the Company's knowledge, any Shareholders, persons or entities, are a party or subject to any agreement or understanding that affects or is related to the voting or giving of written consents with respect to any security or by a director of the Company.

            (f) All of the outstanding capital stock of the Company's Subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including, any restriction on the right to vote or sell the same). There are no securities of the Company or its Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its Subsidiaries, and no other contract, understanding, arrangement, or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any Subsidiary of the Company. There are no outstanding contractual obligations of the Company or its Subsidiaries to repurchase, redeem, or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary of the Company. None of the Company's Subsidiaries owns any capital stock of the Company.

      3.5 FINANCIAL STATEMENTS. The Company has provided Acquiror with the audited financial statements of the Company as, at and for the fiscal years ended June 29, 2002, June 30, 2001, and July 1, 2000, including in each case a balance sheet, statement of income, and a statement of cash flows (the "Audited Financial Statements") and an unaudited balance sheet dated as of December 28, 2002 (the "Balance Sheet Date"), and statement of income and statement of cash flows for the period then ended (the "Unaudited Financial Statements") (together, the Audited and Unaudited Financial Statements are referred to as the "Financial Statements" which are attached hereto as Schedule 3.5). The Financial Statements (a) are true, correct and complete, (b) are in accordance with the underlying books and records of the Company, (c) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, and (d) fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. At the respective dates of the Financial Statements, there were no liabilities of the Company which, in accordance with GAAP, should have been shown or reflected in the Financial Statements or the notes thereto, which are not shown or reflected in the Financial Statements or the notes thereto. Except for obligations and liabilities reflected in the Financial Statements, or as specifically disclosed in Schedule 3.7, the Company has no material off-balance sheet obligation or liability of any nature (matured or unmatured, fixed or contingent) to, or any financial interest in, any third party or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of debt or expenses incurred by the Company.

      3.6 NO CHANGE IN THE ASSETS. Except as set forth on Schedule 3.6, since the Balance Sheet Date, there has been no change in the business, operations, prospects, assets, liabilities, or condition of the Company (financial or otherwise), except changes in the ordinary course of business that would not constitute, in the aggregate, a Material Adverse Effect. Without limiting the foregoing, and except as set forth on Schedule 3.6, since the Balance Sheet Date there has not been:

            (a) any changes in the assets, liabilities, financial condition, prospects, or operating results of the Company from that reflected in the balance sheet as of the Balance Sheet Date, except changes in the ordinary course of business that would not constitute, in the aggregate, a Material Adverse Effect;

            (b) any waiver by the Company of a material right or of a material debt owed to it;

            (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

            (d) any satisfaction or discharge of any claim or Encumbrance or payment of any obligation of the Company, except (i) in the ordinary course of business and (ii) that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

            (e) any material change or amendment to a material Contract or arrangement by which the Company or any of its assets or properties is bound or subject;

            (f) any material change in any compensation arrangement or agreement with any employee;

            (g) any sale, assignment or transfer of any Intellectual Property Assets;

            (h) any resignation or termination of employment of any Key Employee or officer of the Company; and to the Company's knowledge there is no impending resignation or termination of employment of any Key Employee or officer;

            (i) any loss of, material change in relationship with, or order cancellation by any major customer of the Company;

            (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

            (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

            (l) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company;

            (m) to the Company's knowledge, any other event or condition of any character that might be reasonably expected to constitute, in the aggregate, a Material Adverse Effect; or

            (n) any agreement or commitment by the Company to do any of the things described in this Section 3.6.

      3.7 NO LIABILITIES. Except as listed on Schedule 3.7, the Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) except
(i) liabilities which are reflected on the Financial Statements or which are not required under GAAP to be reflected on the Financial Statements, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date not to exceed $50,000, and (iii) liabilities arising under Contracts to which the Company is a party (excluding specifically any claim for breach of contract).

      3.8 ASSETS; ABSENCE OF ENCUMBRANCES. The assets reflected on the Financial Statements constitute all assets necessary for the conduct in the ordinary course of the Company's business as presently conducted and as presently anticipated to be conducted. All of the assets of or used by the Company are owned by the Company free and clear of all Encumbrances, other than Encumbrances as set forth on Schedule 3.8.

      3.9   TITLE TO ASSETS.

            (a) The Company owns good and marketable title to its properties and assets reflected on the most recent balance sheet included in the Financial Statements or acquired since the date thereof, free and clear of all liens and encumbrances, except as set forth on Schedule 3.9 and for liens for current taxes not yet due and payable and assets disposed of since the Balance Sheet Date in the ordinary course of business.

            (b) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. The Company owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business. The Company has delivered to Acquiror complete and accurate copies of all equipment leases to which Company is a party. None of such equipment leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Acquiror. The Company is not in default, and no circumstances exist that could result in such default, under any of such equipment leases, nor, to the knowledge of the Company, is any other party to any of such equipment leases in default. Schedule
3.9 sets forth a list of all equipment of the Company subject to leases.

      3.10  REAL PROPERTY AND REAL PROPERTY LEASES.

            (a) Schedule 3.10(a) sets forth an accurate, correct and complete list of each parcel of real property owned by Company (the "Real Property"), including a street address, complete legal description and a list of all leases, contracts or other agreements to which Company is a party and affecting the Real Property or any interest therein. Company has delivered to Acquiror accurate, correct and complete copies of all such leases, contracts, and agreements. All leases, contracts and agreements to which Company is a party and affecting the Real Property are set forth on Schedule 3.10(a) and are legally valid and binding and in full force and effect, and there are no defaults, offsets, counterclaims or defenses thereunder, and Company has received no notice of default, offset, counterclaim or defense under any such contracts.

            (b) Company is the sole and exclusive legal and record owner of and has good and marketable title in fee simple absolute to, and is in possession of, all Real Property, including the buildings, structures, fixtures and improvements situated thereon and appurtenances thereto, including such right of ways and easements running toward the benefit of such Real Property, in each case free and clear of all tenancies and other possessory interests, security interests, conditional sale or other title retention agreements, liens, encumbrances, mortgages, pledges, assessments, easements, rights of way, covenants, restrictions, reservations, options, rights of first refusal, defects in title, encroachments and other burdens, but subject only to the exceptions to title set forth on Schedule 3.10(b).

            (c) No Real Property is located within a designated erosion, flood or seismic safety hazard area. Neither the whole nor any portion of any Real Property owned, leased, occupied or used by Company has been condemned, requisitioned or otherwise taken by any public authority, and no notice of any such condemnation, requisition or taking has been received. No such condemnation, requisition or taking is threatened or contemplated. The Company has no knowledge of any public improvements which may result in special assessments against or otherwise affect the Real Property.

            (d) The Real Property is in material compliance with all applicable Environmental Laws, planning, zoning, building, health, fire, water, use or similar legal requirements. The zoning of each parcel of Real Property permits the existing improvements and the continuation following consummation of the transaction contemplated hereby of the businesses of Company and its Affiliates as presently conducted thereon. Company has all licenses, certificates of occupancy, permits and authorizations required to utilize the Real Property for the business presently conducted thereon. Company has all easements and rights necessary to conduct its businesses, including easements for all utilities, services, roadway, railway and other means of ingress and egress. The Real Property as conveyed pursuant to this Agreement shall include all rights to any off-site facilities necessary to ensure compliance in all material respects with all applicable planning, zoning, building, health, fire, water, use or similar legal requirements. No fact or condition exists which would result in the termination or impairment of existing access to the Real Property or discontinuation of existing sewer, water, electric, gas, telephone or other communications facilities, waste disposal or other utilities or services serving the Real Property. The facilities servicing the Real Property are in material compliance with all applicable legal requirements.

            (e) Company has delivered to Acquiror accurate, correct and complete copies of all existing title insurance policies, title reports, surveys, environmental reports, if any, with respect to each parcel of Real Property.

            (f)   With respect to the Real Property,

                  (i) there are no outstanding options or rights of first refusal or similar rights to purchase any such parcel or any portion thereof or interest therein, except as disclosed in written agreements relating thereto as set forth on Schedule 3.10(a) or as shown on Schedule 3.10(b), and

                  (ii) each such parcel abuts on and has adequate direct vehicular access to a public road and there is no pending or threatened termination of such access.

            (g) Schedule 3.10(g) sets forth a list of all leases, licenses or other occupancy agreements to which Company or any of its subsidiaries is a party, that are for the use or occupancy of real estate owned by a third party ("Leases") (copies of which have previously been furnished to Acquiror), in each case, setting forth: (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases, and (ii) the street address or legal description of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect and have not been amended except as disclosed on Schedule 3.10(g), and Company is not and, to the knowledge of the Company, no other party thereto, is in default or breach under any such Lease and no event has occurred by Company that, with the passage of time or the giving of notice or both, would cause a breach of or default of Company under any of such Leases. Except as disclosed on Schedule 3.10(g), Company has valid leasehold interests in each of the Leased Premises, which leasehold interest is free and clear of any liens, covenants and easements or title defects of any nature whatsoever, except the matters set forth on Schedule 3.10(g).

            (h) With respect to the Leased Premises, and except as set forth on Schedule 3.10(h);

                  (i) there are no pending or, to the knowledge of the Company, threatened condemnation proceedings, suits or administrative actions relating to any such parcel or other matters affecting materially and adversely the current use, occupancy or value thereof,

                  (ii) all improvements, buildings and systems on any such parcel are in good repair and safe for their current occupancy and use,

                  (iii) there are no contracts or agreements (whether oral or written) granting to any party or parties the right of use or occupancy of any such parcel, and there are no parties (other than Company) in possession of any such parcel,

                  (iv) there are no outstanding options or rights of first refusal or similar rights to purchase any such parcel or any portion thereof or interest therein,

                  (v) all Facilities located on each such parcel are supplied with utilities and other services necessary for their ownership, operation or use, currently or as currently proposed by Company, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and each such parcel abuts on and has adequate direct vehicular access to a public road and there is no pending or threatened termination of such access.

      3.11 ACCOUNTS RECEIVABLE. Except as set forth on Schedule 3.11, the accounts receivable reflected on the most recent balance sheet included in the Financial Statements, and all accounts receivable arising since the date thereof represent bona fide claims of the Company against debtors for sales, services performed, or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts, or customer requirements. All of such accounts receivable are collectible in the ordinary course of business, except to the extent of the reserve reflected in the Financial Statements (which reserve is adequate and calculated consistent with the Company's past practice). Except as set forth on

Schedule 3.11, the Company owns all such accounts receivable, free and clear of all Encumbrances.

      3.12 INVENTORY. Schedule 3.12 sets forth a complete and accurate list of all Inventory as of the date hereof. Except as set forth on Schedule 3.12, all the Inventory is located at the Facilities. There has been no material decrease in the net realizable value of the Inventory as reflected on the latest balance sheet included in the Financial Statements since the Balance Sheet Date. The value of the Inventory as of the Balance Sheet Date has been determined at lower of cost or market in accordance with GAAP, consistently applied throughout the periods covered by the Financial Statements, with adequate provisions or adjustments for excess or slow-moving Inventory, and obsolescence and shrinkage.

      3.13  CONTRACTS AND COMMITMENTS.

            (a) Schedule 3.13 sets forth a complete and accurate list of all Contracts of the Company of the following categories:

                  (i) Contracts obligating the Company for commitments in excess of $50,000 not made in the ordinary course of the Company's conduct of the business;

                  (ii) Employment contracts, handbooks or policies; bonus plans, programs or agreements; and severance plans, programs or agreements;

                  (iii) Supply, purchase, distribution, franchise, license, sales or commission contracts related to the Company obligating the Company for commitments in excess of $50,000;

                  (iv) Contracts relating to consignment arrangements with others;

                  (v) Contracts involving expenditures or liabilities, actual or potential, in excess of $50,000 or otherwise material to the Company, and not cancelable (without liability) by the Company within 30 calendar days;

                  (vi) Contracts or commitments relating to commission arrangements with others;

                  (vii) Promissory notes, loans, agreements, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Company shall be the borrower, lender or guarantor thereunder or whereby any assets are pledged (excluding credit provided by the Company in the ordinary course of business to its customers);

                  (viii) Leases of personal property not cancelable (without liability) within 30 calendar days; and

                  (ix) Contracts containing covenants limiting the freedom of the Company or any officer, director or Shareholder of the Company to engage in any line of business or compete with any person.

      The Company has delivered to Acquiror true, correct and complete copies of all of the Contracts listed on Schedule 3.13, including all amendments and supplements thereto.

            (b) All of the Contracts are valid and in full force and effect. The Company has duly performed all of its obligations under the Contracts to the extent those obligations to perform have accrued, and no violation of, or default or breach under any Contracts by the Company or, to the knowledge of the Company, any other party has occurred and to the knowledge of the Company, any other party has repudiated any provisions thereof. All of the Contracts will be enforceable by the Company after the Closing to the same extent as if the transactions contemplated by this Agreement had not been consummated.

      3.14 BOOKS AND RECORDS. The Company has made and kept (and given Acquiror access to) books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company previously delivered to Acquiror accurately and adequately reflect all action previously taken by the Shareholders, board of directors and committees of the board of directors of the Company. The stock book records of the Company previously delivered to Acquiror are true, correct and complete, and accurately reflect all transactions effected in the Company's stock through and including the date hereof.

      3.15 LITIGATION. Except as set forth on Schedule 3.15, there is no action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending, or to the best of the Company's knowledge, threatened or anticipated (a) against, related to or affecting the Company or its assets, including, without limitation, claims relating to employment rules and regulations and any product liability claim with respect to any products, goods, or services distributed or sold or for which compensation has been received, or (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement. The Company is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or Governmental Agency, and there are no unsatisfied judgments against the Company.

      3.16 LABOR MATTERS. The Company is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice of which the Company's employees are members. The Company has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company. The employment of all persons presently employed or retained by the Company is terminable at will by the Company. Schedule 3.16(a) (i) contains a list of all employees of the Company, including their date of birth, and their wage rates or salaries as of the date of this Agreement, and (ii) sets forth the dates of employment for such employees. In addition, Schedule 3.16(b) sets forth the employees that are critical to the ongoing operation of the Company (the "Key Employees").

      3.17 COMPLIANCE WITH LAW; PERMITS. The Company, the conduct of its business and the operation of its Facilities have not violated and are in compliance with all Applicable Law and any judgment, decision, decree or order of any court or governmental agency, department or authority. The Company and the conduct of its business and the operation of the Facilities are in conformity with all energy, public utility, zoning, building and health codes, regulations and ordinances, the Americans with Disabilities Act, ERISA, OSHA and Environmental Laws and all other foreign, federal, state, and local governmental and regulatory requirements applicable to the Company. The Company has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and the Company has no reason to anticipate that any existing circumstances are likely to result in violations of any of the foregoing. The Company has all Permits required to conduct its business as presently conducted. All Permits are valid and in full force and effect and all material Permits are listed on Schedule 3.17. All of the Permits will remain in full force and effect after the Closing to the same extent as if the transaction contemplated by this Agreement had not been consummated.

      3.18  TAX MATTERS.

            (a) Except as set forth in Schedule 3.18, the Company has filed all Tax Returns that the Company was required to file prior to the date hereof. All such Tax Returns were correct and complete and were prepared and filed in accordance with Applicable Law. Except as set forth in Schedule 3.18, all Taxes owed by or with respect to the Company (whether or not shown on any Tax Return) with respect to Tax Returns the due date of which preceded the Closing have been paid. Except as set forth in Schedule 3.18, all other Taxes due and payable by the Company with respect to periods ending on or before the date of the Closing or in respect of transactions entered into or any state of facts existing on or before the Closing (whether or not a Tax Return is due on such date) have been or will be paid or deposited with the taxing authority on or before the date of the Closing or have been or will be accrued and a reserve for Taxes has been provided for in the accounts of the Company on or before the date of the Closing. For purposes of the preceding sentence, in determining the amount of Taxes due and payable by the Company with respect to periods ending on or as of the date of the Closing or in respect of transactions entered into or any state of facts existing on or before the date of the Closing, the date of the Closing shall be deemed to be the last day of any applicable tax period. Except as set forth in Schedule 3.18, all Tax Returns the due date of which (determined without extensions) is on or before the date hereof but on or before the date of the Closing will be correct and complete and filed in accordance with applicable law.

            (b) Schedule 3.18 lists (i) all countries, states, cities, or other jurisdictions in which the Company is currently subject to an obligation to file Tax Returns or to collect sales or use Taxes, (ii) all elections for income Taxes made by the Company that are currently in force or to which the Company is bound, and (iii) (x) all countries, states, cities, or other jurisdictions in which the Company is a beneficiary of any real or personal property Tax exemptions or concessions, reduced rates, or Tax credits, (y) the annual benefit of each such item, and (z) the terms governing expiration or phase-out of each such item.

            (c) Except as set forth in Schedule 3.18, with respect to each taxable period for the Company ending on or before the Closing (or as of such other date as set forth below), (i) either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by a relevant taxing authority; (ii) no deficiency or proposed adjustment that has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (iii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) the Company has not requested or been granted an extension of the time for filing any Tax Return; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending, or, to the knowledge of the Company, threatened against or with respect to the Company regarding Taxes; (vi) the Company has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to any disposition of subsection (f) assets (as defined in Section 341(f)(4) of the Code) owned by the Company; (vii) there are no liens, pledges, charges, claims, security interests, or other Encumbrances on the assets of the Company relating or attributable to Taxes (other than liens for sales and payroll Taxes not yet due and payable) and the Company has no knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any lien, pledge, charge, claim, security interest, or other Encumbrance on the assets of the Company; (viii) the Company will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local, or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local, or foreign law) to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing; (ix) the Company has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated, or unitary income Tax Return other than the affiliated group of which the Company is the common parent ("Group"); (x) the Company is not a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual or other obligation to indemnify any other person with respect to any Tax or pay the Taxes of any other person under Treasury Regulations Section 1.1502-6 (or any similar provisions of state, local, or foreign law) as a transferee or successor, by contract or otherwise, other than a member of the Group; (xi) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction;
(xii) the Company does not have a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xiii) the Company has not been a "U.S. real property holding corporation" (within the meaning of Code Section 897(c)(2)) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (xiv) the Company has disclosed on each Tax Return filed by the Company all positions taken thereon that could give rise to a substantial understatement of penalty of federal income Taxes within the meaning of Code Section 6662; (xv) the Company was not acquired in a qualified stock purchase under Code Section 338(d)(3) and no elections under Code Section 338(g), protective carryover basis elections, or offset prohibition elections are applicable to the Company; (xvi) the Company has made no payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments, that will not be deductible under Code Sections 280G or 162; (xvii) no sales or use tax will be payable by the Company as a result of the transactions contemplated by this Agreement, and there will be no non-recurring intangible tax, documentary stamp tax, or other excise tax (or comparable tax imposed by any Governmental Authority) as a result of the transactions contemplated by this Agreement; (xviii) Acquiror will not be required to deduct and withhold any amount with respect to Taxes upon consummation of the transactions contemplated by this Agreement; (xix) none of the Company's assets is property required to be treated as being owned by any other person under the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, or (B) except as set forth on Schedule 3.18, has been financed with or directly or indirectly secures any bond or debt the interest of which is tax-exempt under Section 103(a) of the Code; (xx) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to an employee, independent contractor, Shareholder, or other third party; (xxi) no income under any arrangement or understanding to which the Company is a party will be attributed to the Company which is not represented by income to which the Company is legally entitled; and (xxii) the Company owns no interest in any "controlled foreign corporation" (within the meaning of Code Section 957), "passive foreign investment company" (within the meaning of Code Section 1296) or other entity the income of which is required to be included in the income of the Company whether or not distributed.

            (d) Set forth in Schedule 3.18 is a list reflecting the following information with respect to the Company as of the date hereof as well as on an estimated pro forma basis as of the date of the Closing: (i) the basis of the Company in its assets, (ii) the amount of any net operating loss, net capital loss, unused investment or other tax credit, unused foreign tax or tax credit, or excess charitable contribution allocable to the Company assets, and (iii) with respect to the preceding clause (ii) any limitations on use of any of such attributes including any limitations arising by reason of the transactions contemplated by this Agreement.

            (e) Except as otherwise set forth in Schedule 3.18 the Company has furnished Acquiror with copies of, or made available to Acquiror, all income and sales Tax Returns filed by or with respect to the Company relating to the period encompassing the three taxable years of the Company preceding the date hereof.

            (f) Any reference to the term "the Company" in this Section 3.18 shall refer to the Company and any predecessor entity of the Company. Further, any reference to any action of "the Company" in this Section 3.18 shall encompass any action or actions taken by or at the direction of the Company whether or not such actions taken by or at the direction of the Company were properly authorized.

      3.19  EMPLOYEE BENEFITS.

            (a) Employee Benefit Plans. The Company does not have, has not maintained or contributed to, and has no liability with respect to, (a) any multi-employer plan, as defined in

Section 3(37) of the Employee Retirement Income Security Act of 1974 ("ERISA"), or (b) any employee pension benefit plan, as defined in Section 3(2) of ERISA, subject to Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"). Schedule 3.19 contains a list setting forth each employee benefit plan or arrangement of the Company including, but not limited to, employee welfare benefit plans, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in
Section 3(3) of ERISA, in which current or former employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, if applicable, were furnished to Acquiror). With respect to each Employee Benefit Plan (i) each has been administered in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims (other than benefit claims in the ordinary course of business) or disputes are pending, or, to the knowledge of the Company, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) the Company has no knowledge of any facts which could give rise to any liability in the event of any investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; (vi) to the knowledge of the Company, no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code; and (vii) all contributions to all Employee Benefit Plans (including contributions that consist of employee deferrals) required of the Company have been completely and timely made, all such contributions have been and are fully deductible for income tax purposes, and no such contributions or deductions have been challenged or disallowed by any Governmental Authority.

            (b) Welfare Plans. (i) Except as provided in Section 4980B of the Code, the Company is not obligated under any employee welfare benefit plan as described in Section (3)(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of the Company or its predecessors after termination of employment; (ii) the Company has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and
(iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan that is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

            (c) Other Liabilities. (i) None of the Employee Benefit Plans obligates the Company to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the books and records of the Company as of the Closing; and (iii) none of the Employee Benefit Plans has any unfunded liabilities that are not reflected on the Balance Sheet or the books and records of the Company.

            (d) IDS Plan. The Company has satisfied all requirements under the IDS Plan and has not taken any action or failed to take any action that has resulted in or will result in a breach or default under the IDS Plan, or that would result in the acceleration of vesting of any options under the IDS Plan, except as set forth on Schedule 3.19. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration of the vesting of any options outstanding pursuant to the IDS Plan. The aggregate number of options outstanding pursuant to the IDS Plan does not exceed the maximum number of options remaining available for issuance pursuant to the IDS Plan.

      3.20  ENVIRONMENTAL.

            (a)   The following terms shall be defined as follows:

                  (i) "Environmental Claim" shall mean all claims or causes of actions, whether or not asserted, including but not limited to claims by any person or Governmental Authority or other third party, alleging potential liability or responsibility for violation of any Environmental Laws or any Environmental Approval (as defined below) or for threat or injury to the environment, health or safety, personal injury (including sickness, disease or death) or property or natural resource damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response action or costs, contribution, restitution, administrative civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon a Pre-Existing Environmental Condition.

                  (ii) "Environmental Laws" shall mean all federal, state, local or foreign laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, court decisions, agency guidelines or principles of laws, restrictions or licenses, which (i) regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, handling or disposal of hazardous, toxic or otherwise dangerous substances, wastes or materials (whether gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources or the health and safety of persons or property, including without limitation protection of the health and safety of employees or
(ii) impose liability with respect to any of the foregoing, including without limitation the Clean Water Act (33 U.S.C. Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"), Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Sections 201, 300f), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), the Atomic Energy Act (42 U.S.C. Section 2014 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Communications Act (47 U.S.C. Section 151 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA"), or any other similar federal, state or local law of similar effect, each as amended.

                  (iii) "Hazardous Material" shall mean any material, substance, waste, pollutant or contaminant listed, defined, designated or classified as hazardous, toxic, flammable, explosive, reactive, corrosive, infectious, carcinogenic, mutagenic or radioactive or otherwise regulated by any Governmental Authority or under any Environmental Laws, including petroleum or petroleum products (including crude oil) and any derivative or by-products thereof, natural gas, synthetic gas and any mixtures thereof, or any substance that is or contains polychlorinated biphenyls (PCB's), radon gas, urea formaldehyde, asbestos-containing materials (ACM) or lead.

                  (iv) "Pre-Existing Environmental Condition" shall mean (i) any presence or Release of any Hazardous Material at, on, under, from or to the Property or Facilities before or at Closing (and any migration therefrom, whether before or after Closing); (ii) any presence, Release or threatened Release of any Hazardous Material at, on, under, from or to any other location before or at Closing (and any migration therefrom, whether before or after Closing); and (iii) any other circumstances occurring before or at Closing forming the basis of any actual or alleged violation of, or liability under, any Environmental Laws or any Environmental Approval (as defined below).

                  (v) "Property" shall mean all real property leased or owned by Company or its subsidiaries either currently or in the past, including the Real Property (as defined in Section 3.10(a)) and the Leased Premises (as defined in Section 3.10(g)).

                  (vi) "Release" shall mean any releasing, spilling, leaking, pumping, pouring, placing, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment, whether intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental.

            (b)   Except as disclosed on Schedule 3.20:

                  (i) The operations of Company and each of its subsidiaries have at all times been and are in full compliance with all Environmental Laws.

                  (ii) Company has obtained and is in full compliance with all permits, licenses, authorizations and approvals required under Environmental Laws with respect to the operation or conduct of its business or the ownership or operation of the Property and Facilities (the "Environmental Approvals"), each such Environmental Approval is in full force and effect, and each such Environmental Approval will remain in full force and effect after the execution, delivery and performance of this Agreement, provided any transfer documents required by Environmental Laws for such Environmental Approval are completed as required by Environmental Laws.

                  (iii) Neither Company nor any of its subsidiaries, Property or Facilities is subject to any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), or proposed Order under any Environmental Laws. Company has not received any notice from any person or Governmental Authority regarding or alleging, and no condition or circumstance exists that is reasonably likely to result in (with or without notice or lapse of time or both) a violation or failure to comply with any term or requirement of any Environmental Laws or Environmental Approval.

                  (iv) There are no proceedings (whether adjudicatory, rulemaking, licensing or otherwise) pending or, to the knowledge of the Company, threatened in law or in equity, or under any administrative or regulatory authority before any Governmental Authority, by, against or affecting Company or any of its subsidiaries, Property or Facilities involving any actual or alleged Environmental Claim or any potential suspension, revocation, revision, limitation, restriction, termination or invalidation of any Environmental Approval. Company has not received any notice or other communication (whether written or oral) from any person or Governmental Authority, and no condition or circumstance exists, that (with or without notice or lapse of time or both) might directly or indirectly give rise to, or serve as a basis for, the commencement of any such proceeding.

                  (v) Neither Company nor any of its subsidiaries have Released or threatened to Release, or arranged for any other person to Release, any Hazardous Material in connection with or resulting from the operation or conduct of the Company's or its subsidiaries' business at, on, under, from or to any Property or Facilities, or any other location, except in each case (1) in full compliance with Environmental Laws, (2) in a manner that would not give rise to any Environmental Claim and (3) at a location that (A) is fully permitted for such Release, (B) has not been listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., or any similar list under any other Environmental Laws and (C) is not subject to any proceeding or Order for investigation or cleanup under any Environmental Laws. No Release or threatened Release of any Hazardous Material has occurred, or is occurring, at, on, under, from or to any Property or Facilities, and no Hazardous Material is present in, on, under or about, or migrating to or from any such Property or Facilities that could give rise to any Environmental Claim or cause of action.

                  (vi) There are no liens, declarations or deed restrictions that have arisen or been imposed pursuant to any Environmental Laws on any Property or Facilities, and no action of any Governmental Authority has been taken or is in process which could subject any of such Property or Facilities to such liens, declarations or deed restrictions.

                  (vii) Company has provided or made available to Acquiror true, complete and correct copies and results of all studies, reports, assessments, surveys, correspondence, investigations, audits, analysis, tests and other documents (whether in hard copy or electronic form) in Company's, each of its subsidiaries' or their respective counsel's possession or control pertaining to the presence or alleged presence of any Hazardous Material at, on or affecting any Property or Facilities, or regarding Company's or any of its subsidiaries' compliance with any applicable Environmental Laws or Environmental Approval.

                  (viii) None of the following exists at any Property or
Facilities: any asbestos-containing material in any form which is friable; urea formaldehyde foam insulation; polychlorinated biphenyls; active or out-of-service or underground storage tanks or sites from which such storage tanks have been removed; or landfills, surface impoundments, waste piles or land disposal areas.

                  (ix) Neither Company nor any of its subsidiaries is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing.

      3.21  INSURANCE.

            (a) Schedule 3.21 describes all policies of insurance (including the insurer, type of insurance and period of coverage) to which the Company is a party or under which the Company or any employee, officer or director of the Company (in his or her capacity as such) is or has been insured at any time within the five years preceding the date of this Agreement; and any self-insurance arrangement by or affecting the Company, including any reserves established thereunder. All such policies, together with such self-insurance,
(i) provide adequate insurance coverage for the Company, its business, assets and operations for all risks customarily insured against by a person or entity carrying on the same business or businesses as the Company, (ii) are adequate for compliance with all legal requirements and Contracts to which the Company is a party or by which it is bound, and (iii) will continue in full force and effect following the Closing.

            (b) Schedule 3.21 sets forth, by year, for the current policy year and each of the five preceding policy years, a summary of the loss experience under each policy, and summary of the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

            (c) The Company has not received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

            (d) The Company has paid all premiums due, and has otherwise performed all of its respective obligations, under each insurance policy described above.

      3.22 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 3.22, no employee, officer, or director of the Company nor any Shareholder or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the knowledge of the Company, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that compete or deals with the Company, except for employees, officers, or directors of the Company and members of their immediate families who own up to one percent (1%) of the stock of publicly traded companies that compete with the Company. No member of the immediate family of any officer or director of the Company, nor any Shareholder is directly or indirectly interested in any material Contract with the Company.

      3.23 NO BROKERS. Except as set forth in Schedule 3.23, none of the Company, any of the Company's officers, directors, employees or Affiliates, or, to the Company's knowledge, any Shareholder, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in an obligation on the part of the Acquiror or the Company, to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

      3.24 DISCLOSURE. Neither this Agreement nor any of the schedules or exhibits hereto contains or shall contain when delivered at Closing any untrue statement of a material fact or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed in writing to Acquiror which Materially Adversely Affects or could reasonably be anticipated to Materially Adversely Affect the Company Common Stock being transferred, or the assets, business, financial condition or results of operations, customer, employee or supplier relations, or prospects of the Company.

      3.25 CUSTOMERS. Schedule 3.25 sets forth (a) the names and addresses of all customers of the Company that ordered products, goods, or services from the Company with an aggregate value for each such customer of $50,000 or more during the twelve month periods ended June 29, 2002, and/or June 30, 2001; (b) the amount for which each such customer was invoiced during such periods; and (c) a list of all Contracts relating to consignment arrangements with any customers, including the names and addresses of all such customers. Except as disclosed in
Schedule 3.25, the Company has received no notice and the Company has no reason to believe that any significant customer of the Company (i) has ceased, or will cease, to use the products, goods, or services of the Company, (ii) has substantially reduced, or will substantially reduce, the use of products, goods, or services of the Company or (iii) has sought, or is seeking, to reduce the price it will pay for products, goods, or services of the Company. To the Company's knowledge, no customer of the Company described in clause (a) of this section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

      3.26 SUPPLIERS. Schedule 3.26 sets forth (a) the names and addresses of all suppliers from which the Company ordered inventories and other products, goods, and services with an aggregate purchase price for each such supplier of $50,000 or more during the twelve month periods ended June 29, 2002 and June 30, 2001 and (b) the amount for which each such supplier invoiced the Company during such periods. Except as disclosed on Schedule 3.26, the Company has not received any notice from any such supplier indicating that there is or will be a material change in the price of such items or services, and the Company has no reason to believe that there will be any such material change in the price of such items or services subject to general and customary price increases, or that any such supplier (other than Acquiror) will not sell such items to the Company at any time after the Closing on terms and conditions similar to those used in its current sales to the Company, subject to general and customary price increases. To the Company's knowledge, no supplier to the Company described in clause (a) of the first sentence of this section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

      3.27 PRODUCT WARRANTIES. Except as set forth in Schedule 3.27 and for warranties (implied or otherwise) under Applicable Law, (a) there are no warranties made by the Company, express or implied, written or oral, with respect to the products of the Company, (b) there are no pending or, to the Company's knowledge, threatened claims with respect to any such warranty, and
(c) as of the Closing and thereafter, to the Company's knowledge, the Company, will have no, liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent, or otherwise and whether due or to become due, other than customary returns in the ordinary course of business that are fully reserved against in the most recent Financial Statements.

      3.28 PATENTS AND TRADEMARKS. The Company owns and/or has the right to use, sell, or license all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, know-how, and all other proprietary rights and processes (collectively, the "Intellectual Property") set forth in
Schedule 3.28. The Company's business as now conducted, including without limitation its various products and processes, does not infringe any intellectual property rights of others. Schedule 3.28 sets forth all of the intellectual property necessary to operate the Company's business as now conducted. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as now conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as now conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to or outside the scope of their employment by the Company. The Company has taken all commercially reasonable action necessary to protect its Intellectual Property. Schedule 3.28 sets forth all Intellectual Property of the Company.

      3.29 ABSENCE OF QUESTIONABLE PAYMENTS. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other Applicable Law. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has accepted or received any unlawful contributions, payments, gifts or expenditures.

      3.30 SUBSIDIES. Schedule 3.30 sets forth a list of all material grants, subsidies and similar arrangements directly or indirectly between or among the Company or any of its subsidiaries, on the one hand, and any domestic or foreign Governmental Authority or any other Person, on the other hand. Except as set forth on Schedule 3.30, neither the Company nor any of its subsidiaries has requested, sought, applied for or entered into any material grant, subsidy or similar arrangement directly or indirectly from or with any Governmental Authority or any other Person.

      3.31 BACKLOG. All of the backlog of unfilled orders, as of the Balance Sheet Date, for products or services sold by the Company represent bona fide transactions incurred in the ordinary course of business and are set forth in
Schedule 3.31 hereto.

      3.32 DISADVANTAGED BUSINESS ACCOUNTS. Set forth on Schedule 3.32 hereto is a complete list and description of each of the accounts, purchase contracts, procurement, or purchase orders, or other commitments or arrangements, whether formal or informal that was awarded, or is being considered for award, on the basis that the Company is classified as a small business, a small disadvantaged business, or a minority-owned business under a set aside or similar program in connection with, in whole or in part, any Applicable Laws, or any mandatory, voluntary, formal, or informal policies, practices, or objectives of any third party ("Disadvantaged Business Accounts"). During the fiscal year ended June 29, 2002, and during the period ended December 28, 2002, no more than fifteen percent (15%) of the Company's revenues from business conducted in the United States related to Disadvantaged Business Accounts. Schedule 3.32 sets forth the amount of revenues attributable to each Disadvantaged Business Account during the fiscal year ended June 30, 2002, and during the five (5) months ended November 30, 2002.

      3.33 FOREIGN OPERATIONS. Except as set forth on Schedule 3.33, the Company has no foreign assets, operations, or employees outside of the United States, and any and all foreign operations of the Company have been conducted in accordance with the Applicable Laws of the foreign jurisdictions in which the Company currently operates or has operated.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

      Acquiror represents and warrants to the Company that as of the date hereof, and again at the Effective Time:

      4.1 CORPORATE STATUS; AUTHORIZATION, ETC. Each of the Acquiror and the Merger Sub is, or will be as of the Effective Time, a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by

Acquiror and Merger Sub of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of Acquiror and Merger Sub. Acquiror and Merger Sub have duly executed and delivered this Agreement. This Agreement is a valid and legally binding obligation of Acquiror and Merger Sub enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, receivership, moratorium, and similar laws affecting creditors' rights generally, and to the availability of equitable remedies (whether asserted at law or in equity).

      4.2 NO CONFLICTS, ETC. The execution, delivery, and performance by Acquiror and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation of or under (i) the articles of incorporation or bylaws of Acquiror or Merger Sub or (ii) any Applicable Law applicable to Acquiror or Merger Sub or any of their properties or assets except, in the case of clause (ii), for violations and defaults that, individually and in the aggregate, have not and will not materially impair the ability of Acquiror to perform its obligations under this Agreement.

      4.3 TAX MATTERS. Acquiror makes no representations or warranties as to any circumstances relating to (i) the transactions included in this Agreement or
(ii) the Company or the Shareholders or any actions taken or agreed to be taken by any of them, that may prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code.

      4.4 ACQUIROR REPORTS. Acquiror has previously made available to the Shareholders copies of all reports required to be filed by the Acquiror pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 23, 2002. Additionally, Acquiror has filed with the Securities and Exchange Commission ("SEC") all such reports in a timely fashion and as of their respective filing dates, all such reports complied in all material respects with the rules and regulations promulgated by the SEC in connection therewith.

      4.5 ACQUIROR COMMON STOCK. The Acquiror Common Stock will be, upon issuance to the Shareholders pursuant to this Agreement, validly issued, fully paid, and non-assessable and free and clear of Encumbrances and be free and clear of any transfer restrictions, except for restrictions on transfer under applicable securities laws, and as set forth in Section 2.6.

                                   ARTICLE 5
                     CONDUCT OF BUSINESS PENDING THE MERGER

      5.1 CONDUCT OF BUSINESS. The Company covenants and agrees that between the date of this Agreement and the Effective Time, except as expressly permitted or required by this Agreement or as otherwise consented to by Acquiror in writing, the Company, its Subsidiaries, and the directors, officers, agents, employees or other persons acting on behalf of the Company or any of its Subsidiaries, shall:

            (a) carry on its business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and use commercially reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair (normal wear and tear excepted), keep available the services of its present officers and employees, and preserve its relationship with customers, suppliers, and others having business dealings with it, with the goal and intent that its goodwill and ongoing business will be in all material respects unimpaired following the Closing.

            (b) not amend its charter or bylaws (or other similar organizational or governing instruments);

            (c) not authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, any stock options or stock appreciation rights); provided, however, that the Company (i) may offer its usual and customary stock options pursuant to the IDS Plan to purchase up to a total of 25,000 shares of Company Common Stock at an exercise price of no less than the Company Share Price to newly hired employees of the Company between the date hereof and the Closing; and (ii) may issue the securities underlying the Convertible Securities pursuant to their terms;

            (d) other than as contemplated by the conversion rights of the Class A Common Stock, Class B Common Stock, or the Convertible Securities, not
(i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its Subsidiaries;

            (e) not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

            (f) not alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company;

            (g)   not (i) incur or assume any indebtedness for borrowed money;
(ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person; (iv) pledge or otherwise encumber shares of capital stock of the Company or its Subsidiaries; or (v) create or assume any Lien on any assets of the Company or any of its Subsidiaries;

            (h) not enter into any contract that is not terminable, without penalty or other liability, upon not more than sixty (60) calendar days' notice;

            (i) pay accounts payable and other obligations of the Company in the ordinary course of business consistent with prior practice;

            (j) perform in all material respects all of its obligations under all Contracts and other agreements and instruments and comply in all material respects with all Applicable Laws applicable to it;

            (k) other than sales and purchases of inventories in the ordinary course, not enter into or assume any material agreement, contract, or instrument, or enter into or permit any material amendment, supplement, waiver, or other modification in respect thereof;

            (l) not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee or institute, adopt, or amend (or commit to institute, adopt, or amend) any compensation or benefit plan, policy, program, or arrangement (other than an amendment required by Applicable Law) or collective bargaining agreement applicable to any such employee other than in the ordinary course of business consistent with past practice;

            (m)   continue all policies of insurance in full force and effect;

            (n) not make any change or modification in the Company's accounting practices, policies, or procedures;

            (o)   not file any Tax Returns without the consent of the Acquiror;

            (p) not make any distributions to the Shareholders with respect to the stock of the Company; and

            (q) not take any action or knowingly omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in Article 3.

                                   ARTICLE 6
                             ADDITIONAL AGREEMENTS

      6.1 VOTING AGREEMENT. Concurrent with the execution of this Agreement, Mahasen Samaravijaya and Sandra Samaravijaya shall enter into a voting agreement with Acquiror (the "Voting Agreement") substantially in the form attached hereto as Exhibit D, requiring each to vote in favor of the approval of the Merger and any amendments required in connection with the assumption by Acquiror of the IDS Plan.

      6.2   CONSULTING AND EMPLOYMENT AGREEMENTS.

            (a) Immediately prior to the Closing, the Company shall terminate its employment agreement with Mahasen Samaravijaya and pay him a severance of One Hundred Thousand Dollars ($100,000.00). Mahasen Samaravijaya shall enter into a consulting agreement with the Surviving Corporation substantially in the form attached hereto as Exhibit E;

            (b) At the Effective Time, the Surviving Corporation and Sandra Samaravijaya will enter into a consulting agreement substantially in the form attached hereto as Exhibit F.

            (c) At the Effective Time, the Surviving Corporation and Wayne Parkinson will enter into an employment agreement substantially in the form attached hereto as Exhibit G.

      6.3 IDS EMPLOYEES. Except as provided for in the agreements contemplated by Section 6.2 above, after the Closing all employees of the Company who are interviewed and hired by the Surviving Corporation shall begin their employment with the Surviving Corporation at their salary prior to the execution of this Agreement and shall be provided standard employee benefit programs as otherwise applicable for similarly situated employees of Acquiror, subject to review by the Surviving Corporation and/or Acquiror in accordance with normal employee review processes. Time of service with the Company for former employees of the Company who are hired by the Surviving Corporation shall be credited for purposes of Acquiror's employee benefit programs where time of service is relevant and appropriate.

      6.4 RELEASE OF PERSONAL GUARANTEES. Contemporaneous with the Closing, the personal guarantees by Mahasen Samaravijaya and Sandra Samaravijaya of the debts and liabilities of the Company executed in favor of the Company's lender shall be released, subject to obtaining the prior written consent of the applicable lender listed on Schedule 6.4.

      6.5 FEES AND EXPENSES. Upon the consummation of the Merger, or in the event Acquiror elects not to close the transaction because the Share Closing Price is lower than $5.50 as provided in Section 2.5(d), Acquiror shall pay the reasonable Transaction Expenses incurred by the Company in connection with the transactions contemplated by this Agreement, including, without limitation, accounting and legal fees, outside financial and investment banking advice, and other expenses associated with the conduct of due diligence and negotiation and preparation of definitive agreements; provided, however, that any such Transaction Expenses in excess of $100,000 shall be paid by the Shareholders. Acquiror shall pay its own transaction expenses in connection with the Merger, including legal, accounting and investment banking fees.

      6.6 AMENDMENTS TO IDS PLAN. Prior to the Closing, the Company shall amend and restate the IDS Plan in the manner deemed necessary in the sole discretion of Acquiror, and such amended and restated IDS Plan shall be approved by the Company, its board of directors and Shareholders. The Acquiror will assume the amended and restated IDS Plan upon the Closing in connection with its obligations pursuant to Section 2.5(a)(ii). Acquiror shall also use its reasonable best efforts to prepare and file with the Commission, within 45 days following the Closing, a registration statement on Form S-8 with respect to the Acquiror Common Stock issuable upon exercise of the options assumed by Acquiror in connection with the IDS Plan.

      6.7 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

      6.8 COMPLIANCE WITH COVENANTS. The Company shall use its reasonable best efforts to comply with all of the covenants of the Company under this Agreement.

      6.9 ACCESS TO INFORMATION. From the date hereof to the Effective Time, the Company shall, and shall cause its directors, officers, employees, auditors, counsel and agents to, afford Acquiror and Acquiror's officers, employees, auditors, counsel and agents reasonable access during business hours to its properties, offices and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be reasonably requested. No information provided to or obtained by Acquiror shall affect any representation or warranty in this Agreement.

      6.10 NOTIFICATION OF CERTAIN MATTERS. Each party to this Agreement shall give prompt notice to the others of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition or agreement contained herein not to be complied with or satisfied.

      6.11 CONFIDENTIALITY; PUBLIC DISCLOSURE. Except as may be required by law, the Company shall not, and the Company shall cause the Shareholders to not, disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of the Company, its Subsidiaries, or any other party which such Shareholder may have acquired from such parties in the course of his/her employment or other relationship with the Company; provided, however, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information. Acquiror and Company shall, and the Company shall cause the Shareholders to, consult with each other before issuing any press releases or otherwise make any public statements or make any other public (or non-confidential) disclosures (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue a press release or make any statements or disclosures without the prior written approval of the other (which consent shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

      6.12 NO OTHER DISCUSSIONS. The Company and its Affiliates, employees, agents and representatives will not (a) contact, initiate, or encourage the initiation by others of contact in connection with discussions or negotiations with third parties and will not respond to offers or solicitations for information by third persons interested in or relating to any merger, sale or other disposition of any substantial part of the assets, capital stock (or derivatives thereof), business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise) (in each case, a "Competing Transaction"), or (b) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Company shall, and shall cause the Shareholders to, immediately notify Acquiror if any third party shall contact the Company in such regard or present an offer with respect to any of the foregoing transactions and shall provide Acquiror with the name of such third party and the terms of any offers.

      6.13 TRADING IN ACQUIROR COMMON STOCK. Except as otherwise expressly consented to by Acquiror, from the date of this Agreement until the Effective Time, the Company and any of its Affiliates shall not, and the Company shall cause the Shareholders to not, directly or indirectly purchase or sell (including short sales) any shares of Acquiror Common Stock in any transactions effected on Nasdaq or otherwise.

      6.14 PHASE I ENVIRONMENTAL ASSESSMENTS. Acquiror may engage an environmental consulting firm (the "Consultant") to conduct, at Acquiror's expense, Phase I Environmental Assessments in accordance with ASTM Standard E-1527-00 of those properties listed on Schedule 3.10(a) (the "Phase I Assessments") to be completed prior to the Closing Date. In the event such Phase I Assessments reveal one or more environmental conditions that are required under applicable Environmental Laws to be reported, investigated, brought into compliance, corrected, and/or remediated (an "Environmental Condition"), then the Acquiror may direct the Consultant, at Acquiror's sole cost, to promptly commence a Phase II investigation in accordance with ASTM Standard E-1903-97 and thereafter the Company shall diligently assist in the pursuit and completion of all actions with respect to any Environmental Condition. If an Environmental Condition is identified that requires correction or remediation under an applicable Environmental Law, Acquiror may, on behalf of the Company, obtain from any Governmental Authority with jurisdiction over the Environmental Conditions, a "no further action letter" or other written notification of full compliance with all applicable standards established by Environmental Laws.

      6.15 TITLE POLICIES. Acquiror will engage a title insurance company (the "Title Company"), at Acquiror's sole expense, to issue: (a) an extended owner's title insurance policy to the Acquiror insuring fee simple title to the Real Property subject only to the matters set forth on Schedule 3.10(b), and an ALTA lender's policy to one or more lenders designated by the Acquiror, insuring that any lien of such lender(s) will be a valid first lien on the Real Property and
(b) a leasehold title insurance policy to the Acquiror insuring a valid leasehold interest in Acquiror, and a mortgagee's leasehold policy to one or more lenders designated by the Acquiror insuring that any lien of such lender(s) will be a valid first lien with respect to the leasehold interests listed on
Schedule 3.10(g), in each case in form and substance satisfactory to Acquiror, together with endorsements reasonably requested by Acquiror or Acquiror's lender including, without limitation, survey, access, tax parcel, zoning, surface water and/or mineral rights, comprehensive owner's, non-imputation and contiguity endorsements, in amounts determined by Acquiror and issued as of the Closing by the Title Company. The Company shall have delivered to the Title Company any affidavits or indemnities required by the Title Company and complied with all requirements of Title Company that are in the control of the Company in connection with the delivery of the owner's title policies, leasehold title policies and any mortgagee title policies issued to Acquiror's lenders.

      6.16 SURVEYS. Acquiror will engage, at Acquiror's expense, a surveyor licensed in the state in which the Real Property is located, to deliver an ALTA survey of each property listed on Schedule 3.10(a), dated within 30 days of the Closing, in form and substance satisfactory to Acquiror, the Title Company and Acquiror's lenders, complying with the current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and (a) setting forth an accurate description of each parcel listed on Schedule 3.10(a), (b) locating all improvements, and all matters set forth on Schedule 3.10(b) (setting forth the recording information of any recorded instruments), setback lines, alleys, streets and roads, (c) showing any encroachments upon or by any improvements on such property, (d) showing all dedicated public streets providing access to such property and the municipal address of any improvements located on such property, and (e) certified to Acquiror, the Title Company and Acquiror's lenders.

      6.17 INDEMNIFICATION AND RELEASE AGREEMENT. At the Effective Time, the Company shall cause each of the Shareholders to execute and deliver to the Acquiror, and the Acquiror shall execute and deliver to the Shareholders, the Indemnification and Release Agreement, substantially in the form attached hereto as Exhibit H.

                                   ARTICLE 7
                              CONDITIONS PRECEDENT

      7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The obligations of the parties to consummate the transactions contemplated hereby will be subject to the fulfillment on or prior to the Closing of the following conditions:

            (a) there shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

      7.2 CONDITIONS TO OBLIGATIONS OF ACQUIROR AND THE MERGER SUB. The obligations of Acquiror and Merger Sub to consummate the transactions contemplated hereby will be subject to the fulfillment at or prior to the Closing of the following conditions:

            (a) the representations and warranties of the Company contained in this Agreement (i) will be true and correct in all respects at and as of the date hereof, and (ii) will be repeated and will be true and correct in all respects on and as of the Closing with the same effect as though made on and as of the Closing;

            (b) the Company and the Shareholders will have duly performed and complied, in all material respects, with all covenants and agreements and conditions required by this Agreement to be performed or complied with by the Company and the Shareholders prior to or as of the Closing;

            (c) the Acquiror shall have received an opinion, dated as of the Closing Date, from counsel for the Company, in form and substance acceptable to Acquiror, addressing such matters as set forth on Exhibit J;

            (d) the Company will have furnished a certificate in which the President of the Company shall certify that he has no reason to believe that the conditions set forth in Sections 7.2(a) and (b) have not been fulfilled;

            (e) the Company will have obtained and will have delivered to Acquiror copies of (i) all Governmental Approvals required to be obtained by the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) all Consents (including, without limitation, all Consents required under any Contract), necessary to be obtained in order to consummate the transactions contemplated thereby;

            (f) no event, occurrence, fact, condition, change, development, or effect shall have occurred, exist, or come to exist since the Balance Sheet Date, that, individually or in the aggregate, has constituted or resulted in or, in the reasonable good faith discretion of Acquiror, could reasonably be expected to constitute or result in, a Material Adverse Change;

            (g) the Company shall have furnished to the Acquiror (i) a copy of the text of the resolutions by the which the Board of Directors of the Company and the Shareholders have approved this Agreement (including, without limitation, the Plan of Merger attached hereto), the Merger, and any amendments required in connection with the adoption of the IDS Plan; (ii) certified copies of the Company's articles of incorporation and a copy of its bylaws; and (iii) a certificate executed on behalf of the Company by its corporate secretary certifying to Acquiror that such resolutions are true, correct and complete, were duly adopted and have not been amended or rescinded, and that prior to the Closing, the articles of incorporation and bylaws have not been amended or rescinded;

            (h) no suit, action, or proceeding before any court or any governmental or regulatory authority, nor any investigation shall have been commenced and be pending by any person or governmental or regulatory authority against Company, Acquiror, or Merger Sub or any of their Affiliates, associates, officers, or directors (i) challenging the Merger, seeking to obtain any substantial damages relating to the consummation of the transactions contemplated by this Agreement, (ii) which otherwise is reasonably likely to result in a Material Adverse Change in the Company, or (iii) which otherwise is reasonably likely to have a material adverse impact on Acquiror;

            (i) except for the IDS Plan, the Company will have taken all action necessary to terminate its Employee Benefit Plans pursuant to the provisions of such plans prior to Closing;

            (j) the Company will have terminated all employment agreements, prior to Closing;

            (k) the Acquiror shall have received the following signed agreements:

                  (i) the Escrow Agreement substantially in the form attached hereto as Exhibit C; and

                  (ii) a consulting agreement from Mahasen Samaravijaya substantially in the form attached hereto as Exhibit E; and

                  (iii) a consulting agreement from Sandra Samaravijaya substantially in the form attached hereto as Exhibit F; and

                  (iv) an employment agreement from Wayne Parkinson substantially in the form attached hereto as Exhibit G;

                  (v) the Indemnification and Release Agreement from the Shareholders substantially in the form attached hereto as Exhibit H;

            (l) the Company shall, and shall have caused the Shareholders to, have delivered to Acquiror:

                  (i) certificates representing the Company Common Stock duly endorsed (or accompanied by duly executed stock powers), for transfer;

                  (ii) letters of acceptance of employment offers by all of the Key Employees set forth on Schedule 3.16(b);

                  (iii) letters of acceptance of employment offers by eighty percent (80%) of the employees to which the Surviving Corporation extends offers of employment; and

                  (iv) written resignations of the Company's directors and officers, dated as of the Closing; and

            (m) the Acquiror shall have received, in form and substance satisfactory to Acquiror:

                  (i)   Phase I Assessments pursuant to Section 6.14;

                  (ii)  title policies pursuant to Section 6.15;

                  (iii) surveys pursuant to Section 6.16;

                  (iv) to the extent required by the Title Company, warranty deeds conveying title to the Real Property to Acquiror, subject only to the matters set forth on Schedule 3.10(b); and

                  (v) assignments and assumptions of Leases by which Company shall assign and Acquiror shall assume the Company's interest in the Leases, subject only to the matters set forth on Schedule 3.10(g) and 3.10(h).

      7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of Company to consummate the transactions contemplated hereby will be subject to the fulfillment at or prior to the Closing of the following conditions:

            (a) the representations and warranties of Acquiror and Merger Sub contained in this Agreement (i) will be true and correct in all material respects at and as of the date hereof and (ii) will be repeated and will be true and correct in all material respects on and as of the Closing with the same effect as though made at and as of such time;

            (b) Acquiror and Merger Sub will have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Acquiror and Merger Sub prior to or as of the Closing;

            (c) no suit, action, or proceeding before any court or any governmental or regulatory authority, nor any investigation shall have been commenced and be pending by any person or governmental or regulatory authority against Company, Acquiror, or Merger Sub or any of their affiliates, associates, officers, or directors challenging the Merger, seeking to obtain any substantial damages relating to the consummation of the transactions contemplated by this Agreement;

            (d) the Acquiror will have furnished a certificate in which the Acquiror shall certify that it has no reason to believe that the conditions set forth in Sections 7.3(a) and (b) have not been fulfilled;

            (e) the Acquiror shall have furnished to the Company: (i) a copy of the text of the resolutions by which the corporate action on the part of the Acquiror and Merger Sub necessary to approve this Agreement, the Merger, and the issuance of the Acquiror Common Stock were taken and (ii) certificates executed on behalf of the Acquiror certifying, in each case, that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded;

            (f) the Acquiror will deliver the Cash Payment to the Shareholders as required by Section 2.5(a)(i).

            (g) the Company shall have received the following signed agreements from Acquiror:

                  (i) the Escrow Agreement substantially in the form attached hereto as Exhibit C; and

                  (ii) the Indemnification and Release Agreement substantially in the form attached hereto as Exhibit H.

                                   ARTICLE 8
                              REGISTRATION RIGHTS

      8.1 INDEMNIFICATION AND RELEASE AGREEMENT. At the Effective Time, the Company shall cause the Shareholders to execute and deliver to the Acquiror, and the Acquiror shall execute and deliver to the Shareholders, the Indemnification and Release Agreement substantially in the form set forth hereto on Exhibit H covering, in part, the rights and obligations of the Shareholders and the Acquiror with respect to the registration of the Acquiror Common Stock.

                                   ARTICLE 9
                                NON-COMPETITION

      9.1 NON-COMPETITION. During the Non-Competition Period (as defined herein) each of Mahasen Samaravijaya and Sandra Samaravijaya (the
"Samaravijayas"), and Wayne Parkinson ("Parkinson," and together with the Samaravijayas, the "Significant Shareholders") hereby agrees that he or she will not, and will not permit any of such Significant Shareholders'

Affiliates to directly or indirectly, Compete (as defined herein) with the Business in the Business Territory.

            Additionally, each Significant Shareholder hereby expressly agrees that solely for the purposes of this Article 9, the term "Significant Shareholder" includes any Affiliate thereof, including but not limited to those persons listed on Schedule 9.1 and the signatories to this Agreement.

            The term "Business Territory" means throughout the world.

            For purposes of this Section 9.1, the "Non-Competition Period" means: (i) with respect to the Samaravijayas, the period commencing on the Closing and continuing for a period of two (2) years and six (6) months after such date; and (ii) with respect to Parkinson, the longer of two years from the Closing or the end of the term of his employment with the Surviving Corporation. With respect to each of the Significant Shareholders the applicable Non-Competition Period described herein will be extended by the number of days during any such period in which such Significant Shareholder is or was engaged in activities constituting a breach of this Section 9.1.

            (a) For purposes of this Article 9, the term "Compete" or "Competing" means, with respect to the Business: (i) managing, supervising, or otherwise participating in a management, employment, or sales capacity; or (ii) otherwise managing, operating, controlling, participating in the ownership, management, or control of, or being connected with or having any interest in, as a stockholder, agent, partner, lender, consultant, advisor or otherwise, any business or Person which provides goods, products, or services competitive with those provided by the Business or with Acquiror's suppliers or vendors which are competitive with Acquiror; provided, however, that nothing contained herein will prohibit a Significant Shareholder from owning less than five percent of any class of securities listed on a national securities exchange or traded publicly in any over-the-counter market; or (iii) engaging in, entering into or attempting to enter into any business substantially similar to the Business, either alone or with any other Person.

            (b) For the purposes of this Article 9, the words "directly or indirectly", as they modify the word "Compete" or "Competing" mean (i) acting as an agent, representative, consultant, officer, director, member, independent contractor, or employee of any Person that is Competing with the Business; (ii) participating in any such Competing Person or enterprise as an owner, partner, limited partner, joint venture, member, creditor, or shareholder (except as expressly permitted herein); or (iii) communicating to any such Competing Person or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer or any other confidential information of the Business, the Company, Acquiror, or any of their Affiliates.

            (c) For purposes of this Article 9, the term "Business" means the manufacture or distribution of full membrane switches (with or without backer panels or electronic components), membrane circuits (with or without electronic components), graphic overlays on membrane products, elastomer keypads (keypad only and keypad with membrane circuits or PCB with or without electronic components), electronic control panels (with membrane or elastomer keypad and PCB containing control circuitry), and optical enhancements of display products or semiconductor modules (the "Competing Products"), as conducted by the Company and/or its Subsidiaries, Acquiror, or any of their Affiliates immediately prior to the date hereof and/or conducted during the Non-Competition Period.

      9.2 NON-SOLICITATION OF EMPLOYEES. The Significant Shareholders recognize that the employees are a valuable resource of the Company and its Subsidiaries. Accordingly, during the Employee Non-Solicitation Period (as defined herein), each Significant Shareholder agrees that such Significant Shareholder will not, either alone or in conjunction with any other Person, directly or indirectly, go into business with any Company employee or solicit, induce, or recruit any Company employee to leave the employ of the Company. For the purpose of this Section 9.2, Company employee means (i) any employee of the Company or any of its Subsidiaries, Acquiror, or any of Acquiror's Affiliates as of, or immediately prior to the date hereof or during the Employee Non-Solicitation Period; or (ii) any former employee of the Company or any Subsidiary, Acquiror, or any of Acquiror's Affiliates whose employment with the Company or any Subsidiary, Acquiror, or any of their Affiliates ceased by virtue of such employee's voluntary termination of employment less than six months (6) months before the date of any co-venturing, solicitation, inducement, or recruitment with the Samaravijayas, and less than two years before the date of any co-venturing, solicitation, inducement, or recruitment with Parkinson. Notwithstanding anything herein to the contrary, the Samaravijayas shall be entitled to solicit and hire any employee that is terminated by the Company or Acquiror without cause upon prior notice to Acquiror.

      For purposes of this Section 9.2, the "Employee Non-Solicitation Period" means: (i) with respect to the Samaravijayas, the period commencing as of the Closing and continuing for a period of four (4) years after such date; and (ii) with respect to Parkinson, the longer of two years from the Closing or one year from the end of the term of Parkinson's employment with the Surviving Corporation. With respect to each of the Significant Shareholders, the applicable Employee Non-Solicitation Period described herein will be extended by the number of days during any such period in which such Significant Shareholder is or was engaged in activities constituting a breach of this Section 9.2.

      9.3 NON-SOLICITATION OF CUSTOMERS. The Significant Shareholders recognize that the customers are a valuable asset of the Company and its Subsidiaries. Accordingly, during the Customer Non-Solicitation Period (as defined herein), each Significant Shareholder agrees that, with respect to Competing Products, such Significant Shareholder will not, either alone or in conjunction with any other Person, directly or indirectly, call on, solicit, take away, accept as a client or customer, or attempt to call on, solicit, take away, or accept as a client or customer, any Person that was a client, customer, or prospective client or customer of the Company or any of its Subsidiaries, Acquiror, or any of their Affiliates as of, or immediately prior to the date hereof or during the Non-Competition Period, the Employee Non-Solicitation Period, and the Customer Non-Solicitation Period, including, without limitation, those clients, customers, or prospective clients or customers, wherever situated that are listed in Schedule 3.25.

      For purposes of this Section 9.3, the "Customer Non-Solicitation Period" means: (i) with respect to the Samaravijayas, the period commencing as of the Closing and continuing for a period of two (2) years and six (6) months after such date; and (ii) with respect to Parkinson, the longer of two years from the Closing or one year from the end of the term of Parkinson's employment with the Surviving Corporation. With respect to each of the Significant Shareholders, the applicable Customer Non-Solicitation Period described herein will be extended by the number of days during any such period in which such Significant Shareholder is or was engaged in activities constituting a breach of this Section 9.3.

      9.4 ACKNOWLEDGEMENT AS TO REASONABLENESS OF RESTRICTIONS. Each Significant Shareholder hereby expressly agrees and acknowledges that:

            (a) the Company has business interests throughout the Business Territory, and that competition with and against such business interests would be harmful to the Company;

            (b) the covenants contained in this Article 9 are reasonable as to time and geographical area and do not place any unreasonable burden upon such Significant Shareholder;

            (c) the parties have entered into the covenants contained herein in connection with and as a condition precedent to the consummation of the Agreement, pursuant to which Acquiror has acquired the Company; the agreements, actions, covenants, and promises contained herein are intended to protect and ensure the value of the Company's business, including its goodwill, which actions, covenants, and promises are a material consideration to Acquiror in connection with the Agreement; and this Agreement shall be interpreted, construed, and/or enforced as a covenant given in connection with the sale of a business and its goodwill, notwithstanding any employment of such Significant Shareholder by the Company following the Closing; and

            (d) such Significant Shareholder understands and hereby agrees to each and every term and condition contained in this Article 9.

      9.5 REMEDIES; ENFORCEABILITY. Each Significant Shareholder recognizes and acknowledges that irreparable damage will result to the Company and Acquiror in the event of a breach by such Significant Shareholder or any of the Significant Shareholder's Affiliates of the provisions of this Article 9, and, accordingly, in the event of such a breach, Acquiror or the Company will be entitled, in addition to any other legal or equitable damages and remedies to which it may be entitled or which may be available, to seek an injunction to restrain the violation thereof. If any provision of this Article 9 shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable because of the scope, duration, or area of its applicability, the court making such determination will have the power to modify such scope, duration, or area, or all of them and such provision will then be applicable in such modified form.

                                   ARTICLE 10
                                INDEMNIFICATION

      10.1 INDEMNIFICATION AND RELEASE AGREEMENT. At the Effective Time, the Company shall cause the Shareholders to execute and deliver to the Acquiror, and the Acquiror shall execute and deliver to the Shareholders, the Indemnification and Release Agreement substantially in the form set forth hereto on Exhibit H covering, in part, the indemnification obligations of the Shareholders and the Acquiror with respect to this Agreement.

                                   ARTICLE 11
                                  TERMINATION

      11.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

            (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

            (b) by Acquiror (i) in the event the Company has not conducted its business since the Balance Sheet Date in accordance with Section 5.1 of this Agreement; or (ii) upon any event, occurrence, fact, condition, change, or effect that individually, or in the aggregate, is reasonably likely to result in a Material Adverse Change in the Company; or (iii) upon delivery of written notice to the Company in accordance with Section 12.5 of this Agreement in the event of a material breach by the Company of any provisions of this Agreement, including covenants, warranties or representations which breach remains uncured for fifteen (15) days after delivery of written notice of such breach; or

            (c) by Company (i) upon any event, occurrence, fact, condition, change, or effect that individually, or in the aggregate, is reasonably likely to have a material adverse impact on Acquiror; (ii) upon delivery of written notice to Acquiror in accordance with Section 12.5 of this Agreement in the event of a material breach by Acquiror or Merger Sub of any of the provisions of this Agreement, including covenants, warranties, or representations which breach remains uncured for fifteen (15) days after delivery of written notice of such breach; or

            (d) by Acquiror or the Company (i) in the event the Share Closing Price is lower than $5.50 pursuant to Section 2.5(d); or (ii) upon delivery of written notice in accordance with Section 12.5 of this Agreement, if the Closing shall not have occurred by February 15, 2003, or such other date as agreed to by the parties hereto, after good faith effort to cause the Closing to occur by such date.

      In the event of any termination pursuant to this Section 11.1 (other than pursuant to subparagraph (a) hereof) written notice setting forth the reasons thereof shall forthwith be given by the Company if it is the terminating party, to Acquiror, or by Acquiror if it is the terminating party, to the Company.

      11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall become void and there shall be no liability or further obligation hereunder on the part of Acquiror, the Merger Sub, the Company, or their respective shareholders, officers or directors, except for liability arising from a willful breach of this Agreement; provided, however in the event this Agreement is terminated by Acquiror pursuant to
Section 11.1(d)(i), Acquiror shall pay to Company, pursuant to Section 2.5(d), reasonable Transaction Expenses incurred by Company in connection with the transaction up to a maximum of $100,000.

                                   ARTICLE 12
                                  MISCELLANEOUS

      12.1  CERTAIN TAX MATTERS.

            (a) The Company acknowledges and agrees that in connection with the sale of the Company Common Stock, all tax attributes of the Company including but not limited to tax net operating losses, tax credits and other similar items generated through and subsequent to the Closing will remain as tax attributes of the Surviving Corporation. Accordingly, any refunds or benefits obtained from any Tax carryback or carryforward or other realization of such Tax attributes of Company or its successors shall remain as sole property of the Surviving Corporation.

            (b) The Company shall prepare and file, or cause to be prepared and filed, all Tax Returns for the Company for the periods ending on or before the date of the Closing. All such Tax Returns shall be prepared in a manner consistent with this Agreement and to the extent not in this Agreement, prior years' Tax Returns. All Tax Returns shall first be submitted to Acquiror, for its consent and approval, prior to filing within ninety (90) days of the Closing. The Company shall cause the Shareholders to pay, or indemnify the Acquiror if paid by Acquiror, for any liability for Taxes for the Company for which adequate amounts have not been reserved by the Company or deposited with the appropriate taxing authority through the Effective Date.

      12.2  COOPERATION AND RECORDS RETENTION. The Company and Acquiror shall
(i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination, by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period.

      12.3  EXPENSES. Except for payments made by the parties pursuant to
Section 2.5 or Section 6.5 of this Agreement, the Shareholders and Acquiror will bear their respective expenses, costs, and fees (including attorneys', auditors' and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution, and delivery of this Agreement and compliance herewith (the "Transaction Expenses").

      12.4 SEVERABILITY. If any provision of this Agreement, including any phrase, sentence, clause, section, or subsection is inoperative or unenforceable for any reason, such circumstances will not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

      12.5 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

      If to Company:

            Interface Data Systems, Inc.
            3333 West Flower Street
            Phoenix, Arizona 85017-0084
            Attn: Mahasen Samaravijaya
            Tel: (602) 484-0084, x101
            Fax: (602) 484-0744

      with a copy to:

            Greenberg Traurig, LLP
            2375 E. Camelback Road, Suite 700
            Phoenix, Arizona 85016
            Attn: Quinn P. Williams
            Tel: (602) 445-8000
            Fax: (602) 445-8100

      If to Acquiror:

            White Electric Designs Corporation
            3601 East University Drive
            Phoenix, Arizona 85034
            Attn: Hamid Shokrgozar, Chief Executive Officer
            Telephone: (602) 437-1520
            Facsimile: (602) 437-0556

      with a copy to:

            Snell & Wilmer, L.L.P.
            One Arizona Center
            Phoenix, Arizona 85004-2202
            Attn: Samuel C. Cowley, Esq.
            Telephone: (602) 382-6000
            Facsimile: (602) 382-6070

      12.6 HEADINGS. The headings contained in this Agreement are for purposes of convenience only and will not affect the meaning or interpretation of this Agreement.

      12.7 DISPUTE RESOLUTION. If the parties should have a material dispute arising out of or relating to this Agreement or the parties' respective rights and duties hereunder, then the parties will resolve such dispute in the following manner: (i) any party may at any time deliver to the others a written dispute notice setting forth a brief description of the issue for which such notice initiates the dispute resolution mechanism contemplated by this Section 12.7; (ii) during the forty-five (45) day period following the delivery of the notice described in Section 12.7(i) above, appropriate representatives of the various parties will meet and seek to resolve the disputed issue through negotiation, (iii) if representatives of the parties are unable to resolve the disputed issue through negotiation, then within thirty
(30) days after the period described in Section 12.7(ii) above, the parties will refer the issue (to the exclusion of a court of law) to final and binding arbitration in Phoenix, Arizona in accordance with the then existing rules (the "Rules") of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of Arizona, regardless of principles of conflicts of laws. In any arbitration pursuant to this Agreement, (i) discovery shall be allowed and governed by the Arizona Code of Civil Procedure and (ii) the award or decision shall be rendered by a majority of the members of a Board of Arbitration consisting of three (3) members, one of whom shall be appointed by each of the respective parties and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of said two party-appointed arbitrators. In the event of failure of said two arbitrators to agree within sixty (60) days after the commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceedings, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. Nothing set forth above shall be interpreted to prevent the parties from agreeing in writing to submit any dispute to a single arbitrator in lieu of a three (3) member Board of Arbitration. Upon the completion of the selection of the Board of Arbitration (or if the parties agree otherwise in writing, a single arbitrator), an award or decision shall be rendered within no more than forty-five (45) days. Notwithstanding the foregoing, the request by either party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, shall not be subject to arbitration and may be adjudicated only by the courts of the State of Arizona or the U.S. District Court in Arizona. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

      12.8 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

      12.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which will together constitute one and the same instrument.

      12.10 GOVERNING LAW, ETC. This Agreement will be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Arizona, without giving effect to the conflict of laws rules thereof.

      12.11 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

      12.12 ASSIGNMENT. This Agreement will not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto.

      12.13 NO THIRD PARTY BENEFICIARIES. Except as provided in Article 10 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement will confer any rights upon any Person or entity other than the parties hereto and their respective, successors, and permitted assigns. Without limiting the generality of the foregoing, no provision of this Agreement will constitute an offer, guaranty, or contract of employment.

      12.14 AMENDMENT; WAIVERS, ETC. No amendment, modification, or discharge of this Agreement, and no waiver hereunder, will be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge, or waiver is sought. Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, will be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant, or agreement, or failure to fulfill any condition will in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company will not be affected or deemed waived by reason of any investigation made by or on behalf of Acquiror (including, without limitation, by any of its advisors, consultants, or representatives) or by reason of the fact that Acquiror or any of such advisors, consultants, or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                           WHITE ELECTRONIC DESIGNS
                                           CORPORATION, AN INDIANA CORPORATION


                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           IDS REORGANIZATION CORP., AN ARIZONA
                                           CORPORATION


                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           INTERFACE DATA SYSTEMS, INC., AN
                                           ARIZONA CORPORATION


                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                           FOR PURPOSES OF ARTICLE 9 ONLY:


                                           _____________________________________
                                           MAHASEN SAMARAVIJAYA


                                           _____________________________________
                                           SANDRA SAMARAVIJAYA


                                           _____________________________________
                                           WAYNE PARKINSON


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